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                                                                    EXHIBIT 10.4

                        DIVERSIFIED INVESTMENTS PORTFOLIO

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 8th day of December, 2003, by and among MHC OPERATING LIMITED PARTNERSHIP (together with its affiliates, designees and assigns, the "Purchaser"), an Illinois limited partnership having an address of Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, DIVERSIFIED INVESTMENTS SERVICES, LLC ("Diversified"), a Delaware limited liability company having an address of 7625 Wisconsin Ave., Suite 150, Bethesda, Maryland 20814, and the "Sellers"), each having an address of c/o Diversified Investments Services, LLC, 7625 Wisconsin Ave., Suite 150, Bethesda, Maryland 20814.

                                   RECITALS:

         A. Diversified directly or indirectly controls each of the Sellers.

         B. Diversified Investments - Shangri-La, Inc., a Delaware corporation ("Shangri-La Inc.") owns the sole general partner interest and Tampa Bay Communities, L.P., a Florida limited partnership ("Tampa Bay Communities") owns the limited partner interest of Shangri-La Mobile Home Park, L.P., a Delaware limited partnership ("Shangri-La LP"), registered in Florida as Shangri-La Mobile Home Park of Largo, Ltd., which owns the development known as "Shangri-La Mobile Home Park," containing 161 sites and located at 249 Jasper Street, Largo, FL 33770, on the real property more particularly described on Exhibit A-1 attached hereto and containing all of the property described in
Section 1(C) herein ("Shangri-La Property").

         C. Diversified Investments - Terra Ceia, LLC, a Florida limited liability company ("Terra Ceia Member") owns the sole membership interest of Terra Ceia, LLC, a Florida limited liability company ("Terra Ceia LLC"), which owns the development known as "Terra Ceia Village RV Resort," containing 203 sites and located at 9303 Highway 41 North, Palmetto, FL 34221, on the real property more particularly described on Exhibit A-2 attached hereto and containing all of the property described in Section 1(C) herein ("Terra Ceia Property").

         D. Diversified Investments - Southernaire, LLC, a Florida limited liability company ("Southernaire Member") owns the sole membership interest of Southernaire MHP, LLC, a Florida limited liability company ("Southernaire LLC"), which owns the development known as "Southernaire Mobile Home Park," containing 107 sites and located at 1700 Sanford Road, Mt. Dora, FL 32757, on the real property more particularly described on Exhibit A-3 attached hereto and containing all of the property described in Section 1(C) herein ("Southernaire Property").

         E. Diversified Investments - Sixth Avenue, LLC, a Florida limited liability company ("Sixth Avenue Member") owns the sole membership interest of Sixth Avenue, LLC, a Florida limited liability company ("Sixth Avenue LLC"), which owns the development known as "Sixth Avenue Mobile Home Park," containing 140 sites and located at 39345 6th Avenue East, Zephyrhills, FL 33540, on the real property more particularly described on Exhibit A-4 attached

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hereto and containing all of the property described in Section 1(C) herein
("Sixth Avenue Property").

         F. Diversified Investments - Suni Sands, LLC, an Arizona limited liability company ("Suni Sands Member") owns the sole membership interest of Suni Sands, LLC, an Arizona limited liability company ("Suni Sands LLC"), which owns the development known as "Suni Sands RV Park," containing 336 sites and located at 1960 East 32nd Street, Yuma, AZ 85365, on the real property more particularly described on Exhibit A-5 attached hereto and containing all of the property described in Section 1(C) herein ("Suni Sands Property").

         G. Diversified Investments - Cactus Gardens, LLC, an Arizona limited liability company ("Cactus Gardens Managing Member") owns the sole membership interest of Cactus Gardens RV, LLC, an Arizona limited liability company ("Cactus Gardens LLC"), which owns the development known as "Cactus Gardens," containing 430 sites and located at 10657 S. Avenue 9E, Yuma, AZ 85365, on the real property more particularly described on Exhibit A-6 attached hereto and containing all of the property described in Section 1(C) herein ("Cactus Gardens Property").

         H. Diversified Investments - Topics RVP, LLC, a Florida limited liability company ("Topics Member") owns the sole membership interest of Topics RVP, LLC, a Florida limited liability company ("Topics RVP LLC"), which, together with Topics Kaplow, LLC, a Florida limited liability company and Topics Filiault, LLC, a Florida limited liability company (together, "Topics TIC"), own the development known as "Topics RV Park," containing 229 sites and located at 13063 County Line Road, Spring Hill, FL 34609, on the real property more particularly described on Exhibit A-7 attached hereto and containing all of the property described in Section 1(C) herein ("Topics Property").

         I. Diversified Investments - Coachwood Colony MHP, LLC, a Florida limited liability company ("Coachwood Member") owns the sole membership interest of Coachwood Colony MHP, LLC, a Florida limited liability company ("Coachwood LLC"), which owns the development known as "Coachwood Colony Mobile Home Park," containing 200 sites and located at 2610 W. Dogwood Place, Leesburg, FL 43748, on the real property more particularly described on Exhibit A-8 attached hereto and containing all of the property described in Section 1(C) herein ("Coachwood Property").

         J. Sierra Lakes, L.L.C., a Delaware limited liability company ("Sierra LLC") owns the sole membership interest of Waterway RV, LLC, a Delaware limited liability company ("Waterway LLC"), which owns the development known as "Waterway RV Park," containing 333 sites and located at Highway 24 & ICW, Cedar Point, NC 28594, on the real property more particularly described on Exhibit A-9 attached hereto and containing all of the property described in Section 1(C) herein ("Waterway Property").

         K. Sierra LLC owns the sole membership interest of Desert Paradise RV, LLC, an Arizona limited liability company ("Desert Paradise LLC"), which owns the development known as "Desert Paradise RV Park," containing 262 sites and located at 10537 S. Ave. 9E, Yuma County, AZ, 85365 on the real property more particularly described on Exhibit A-10 attached

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hereto and containing all of the property described in Section 1(C) herein
("Desert Paradise Property").

         L. Diversified Investments - GC, LLC, a North Carolina limited liability company ("Goose Creek Member") owns the sole membership interest of Goose CK, LLC, a North Carolina limited liability company ("Goose CK LLC"), which, together with Artz Family, LLC, a North Carolina limited liability company, Joseph F. Launie-Goose Creek, LLC, a North Carolina limited liability company, and Frances A. Launie-Goose Creek, LLC, a North Carolina limited liability company (collectively, "Goose Creek TIC") own the development known as "Goose Creek Resort," containing 598 sites and located at 350 Red Barn Road, Newport, NC 28570, on the real property more particularly described on Exhibit A-11 attached hereto and containing all of the property described in Section 1(C) herein ("Goose Creek Property").

         M. Shangri-La LP, Terra Ceia LLC, Southernaire LLC, Sixth Avenue LLC, Suni Sands LLC, Cactus Gardens LLC, Topics RVP, LLC, Coachwood LLC, Waterway LLC, Desert Paradise LLC and Goose CK LLC are sometimes referred to hereinafter individually as a "Property Owner" or "Fee Seller" and collectively as the "Property Owners" or "Fee Sellers". The partnership or membership interests held by the Entity Sellers (as hereinafter defined) in the Property Owners are sometimes referred to hereinafter individually as an "Equity Interest" and collectively as the "Equity Interests". The Sellers owning Equity Interests are sometimes referred to hereinafter individually as an "Entity Seller" and collectively as the "Entity Sellers." The Entity Sellers, the Fee Sellers, and Diversified are hereinafter referred to herein individually as a "Seller" and collectively as the "Sellers."

         N. The Shangri-La Property, the Terra Ceia Property, the Southernaire Property, the Sixth Avenue Property, the Suni Sands Property, the Cactus Gardens Property, the Topics Property, the Coachwood Property, the Waterway Property, the Desert Paradise Property and the Goose Creek Property are sometimes referred to hereinafter individually as an "Individual Property" and collectively as the "Properties."

         O. Each Entity Seller desires to sell to Purchaser, and Purchaser desires to purchase from each Entity Seller, all of the Equity Interests owned by such Entity Seller, upon and subject to the terms and conditions of this Agreement.

         THEREFORE, in consideration of and in reliance upon the above Recitals, which by this reference are incorporated herein, the terms, covenants, conditions and representations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Diversified, the Sellers and Purchaser agree as follows:

1.       PURCHASE AND SALE

         A. Subject to the terms and conditions of this Agreement, each Entity Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, at the Closing (as such term is hereinafter defined), all of its right, title and interest in and to all of the Equity Interests held by such Entity Seller free and clear of all liens, claims and encumbrances. Purchaser, in reliance

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upon the representations and warranties of each Entity Seller contained herein and on the terms and conditions herein set forth, hereby agrees to purchase the Equity Interests from such Entity Seller at the Closing on the terms and conditions set forth herein. If, in connection with Purchaser's financing of the acquisition of any of the Equity Interests, (i) the applicable lender requires a newly-formed entity to be the borrower, or (ii) Purchaser is required to deliver to the lender a non-consolidation opinion from Purchaser's counsel with respect to the applicable Property Owner and either (a) Purchaser's counsel is unable to give such opinion because the Property Owner did not comply with the "single-purpose covenants" required by Purchaser's lender with respect to the period from its formation to the Closing or (b) the applicable Entity Seller elects not to deliver an SPE Certificate (as such term is hereinafter defined), Purchaser hereby agrees to purchase, and each applicable Property Owner agrees to sell, all of the Individual Property owned by such Property Owner, upon and subject to the terms and conditions of this Agreement in lieu of the purchase and sale of Equity Interests, as described in the preceding sentence.

         B. The Shangri-La Property, Terra Ceia Property, Southernaire Property, Sixth Avenue Property, Suni Sands Property, Cactus Gardens Property, Topics Property, Coachwood Property, Waterway Property, Desert Paradise Property, and Goose Creek Property shall mean and include all of the respective Property Owner's or Fee Seller's (as applicable) right, title and interest in and to the following described property with respect to each Individual
Property:

                  (i) the real estate owned by such Property Owner or Fee Seller described on Exhibits A-1 through A-11 attached to this Agreement, respectively (as applicable with respect to each Individual Property); together with all and singular the easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining (the "Individual Tract of Land");

                  (ii) any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Individual Tract of Land or any of it, any award made or to be made as a result of or in lieu of condemnation affecting the Individual Property or any part thereof, and any award for damage to the Individual Property or any part thereof by reason of casualty (all of the foregoing being included within the term "Individual Tract of Land");

                  (iii) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Individual Tract of Land, including, without limitation, any and all recreational buildings, structures and facilities, plumbing, heating, ventilating, air conditioning, mechanical, electrical and other utility systems, water and sewage treatment plants and facilities (including wells and septic systems), parking lots and facilities, landscaping, roadways, sidewalks, swimming pools, security devices, signs and light fixtures, which are not owned by tenants under the Individual Property Leases (as such term is hereinafter defined) (collectively, the "Individual Improvements") (the Individual Tract of Land and the Individual Improvements being herein collectively referred to as the "Individual Premises");

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                  (iv)     all manufactured homes, recreational vehicles and
         park model homes (excluding the Inventory Homes, as such term is hereinafter defined), furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, office supplies and equipment, and other tangible personal property of every kind and description situated in, on, over or under the Individual Premises or used in connection therewith which are not owned by tenants under the Individual Property Leases, together with all replacements and substitutions therefor (together with the items described in Section 1(C)(v) below and the Individual Intangible Personal Property described in Section 1(C)(vi) below, collectively, the "Individual Personal Property"), a substantially complete and accurate itemization of which will be submitted to Purchaser pursuant to Section 8(A)(iii) below and attached to this Agreement for each Individual Property as Exhibits B-1 through B-11, respectively;

                  (v) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications), construction drawings, soil tests, environmental reports, appraisals, police reports, and other documentation for or with respect to the Individual Property or any part thereof; all available tenant lists and data, correspondence with past, present and prospective tenants, vendors, suppliers, utility companies and other third parties, stationery, brochures, booklets, manuals and promotional, marketing and advertising materials concerning the Individual Property or any part thereof; any declarations, by-laws, minute books and other materials relating to any homeowners' association or similar organization affecting the Individual Property, together with all supporting documentation relating thereto; and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and the Individual Property Leases) used in connection with the operation of the Individual Property or any part thereof; and

                  (vi) the Individual Property Leases and the Individual Property Service Contracts (as such term is hereinafter defined), and all other intangible personal property used in connection with or arising from the business now or hereafter conducted on or from the Individual Property or any part thereof, including, without limitation, claims, choses in action, lease and other contract rights, names and telephone exchange numbers, reservation and contact lists, software, web sites, goodwill, going-concern value, favorable ratings and recommendations in national, regional and local trade publications and the like (collectively, the "Individual Intangible Personal Property"). A summary of all current leases and other occupancy agreements affecting the Individual Premises or any part thereof (collectively, the "Individual Property Leases," with such summary being hereinafter referred to as the "Individual Property Rent Roll"), including each tenant's name, a description of the space leased, the amount of rent due and the amount of any security deposit paid, the term of each Individual Property Lease, and a description of any right to renew or extend, will be submitted to Purchaser pursuant to Section 8(A)(i) below, and will be attached to this Agreement for each Individual Property as Exhibits C-1 through C-11, respectively. A list of all employment, union, purchase, service and maintenance agreements, equipment leases and any other

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         agreements, contracts, licenses and permits, including, without limitation, cable television and satellite master antenna television system agreements, affecting or pertaining in any way to the Individual Property or any part thereof (collectively, the "Individual Property Service Contracts") will be submitted to Purchaser pursuant to Section 8(A)(ii) below, and will be attached to this Agreement for each Individual Property as Exhibits D-1 through D-11, respectively.

2.       PURCHASE PRICE

         The total consideration to be paid by Purchaser to the Sellers for the Properties is Sixty-Seven Million Eight Hundred Thousand and 00/100 Dollars ($67,800,000.00) less an amount equal to fifty percent (50%) of the Defeasance Costs (as hereinafter defined) subject to adjustment as set forth hereinafter (the "Purchase Price"), which shall be paid as follows:

         A. EARNEST MONEY. Within two (2) business days after execution of a loan commitment by Purchaser meeting the terms set forth in Section 5.C.(v) herein, Purchaser shall deliver to The Talon Group, a division of First American Title Insurance Company, as escrowee ("Escrowee"), wire transferred Federal funds in the sum of Six Hundred Thousand and 00/100 Dollars ($600,000.00) (together with any and all interest earned thereon, net of investment costs, the "Earnest Money"). If and as Purchaser directs, Escrowee shall invest the Earnest Money in an interest bearing savings or money market account or short term U.S. Treasury Bills or similar cash equivalent securities. If the transaction contemplated by this Agreement closes in accordance with the provisions of this Agreement, the Earnest Money shall be delivered by Escrowee to the Sellers as payment toward the Purchase Price payable at the Closing. If the transaction contemplated by this Agreement fails to close due to a default on the part of any Seller or if a contingency set forth in this Agreement is not satisfied or removed, Purchaser shall have the remedies provided in Section 11(A) below. If the transaction contemplated by this Agreement fails to close due to a default on the part of Purchaser, the Sellers shall have the remedies provided in
Section 11(B) below.

         B. CASH BALANCE. At the Closing, Purchaser shall pay to the Sellers the Purchase Price, less the Earnest Money, such net amount to be paid by wire transferred Federal funds, subject, however, to such adjustments and prorations as are required pursuant to this Agreement (such amount, as adjusted, is hereinafter referred to as the "Cash Balance").

         C. ALLOCATION OF PURCHASE PRICE. The Sellers acknowledge and agree that Purchaser is acquiring the Properties and the Equity Interests as a portfolio acquisition (the "Portfolio") and the parties have not determined individual purchase prices for each of the Properties or the Equity Interests. The Sellers may, as to themselves, allocate the Purchase Price to each Seller based on the Sellers' valuations.

         D. INVENTORY HOMES. At the Closing, Purchaser or its designee shall acquire from Diversified or the Seller, as applicable, the inventory of manufactured homes, recreational vehicles and park model homes held for sale by Diversified at each Individual Property (the "Inventory Homes"). Purchaser shall pay to Diversified at the Closing, as additional consideration, an amount equal to Diversified's cost of acquisition of the Inventory Homes,

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together with the cost of any permanent improvement or addition thereto,
(provided said homes are not leased as of the Closing Date) located at the applicable Individual Property and owned by Diversified as of the Closing (which in no event shall include any of Diversified's cost of labor, management fees or holding costs of any kind, such as interest, which may relate to the Inventory Homes). Purchaser and Diversified shall agree upon the calculation of the cost of the Inventory Homes on or before the expiration of the Inspection Period. Diversified shall convey title to the Inventory Homes via bill of sale and such other evidence of conveyance of title as may be reasonably necessary to vest good and indefeasible title in and to the Inventory Homes in Purchaser or Purchaser's designee, including the original certificate of title and/or manufacturer's statement of origin for each such Inventory Home (properly endorsed). The Inventory Homes shall be in good condition and repair as of the Closing Date. Notwithstanding anything to the contrary contained herein, Diversified shall use commercially reasonable efforts to sell all of the Inventory Homes at each Individual Property prior to the Closing, and in no event shall Purchaser or Purchaser's designee be required to purchase Inventory Homes, the cost of which exceeds Three Hundred Thousand and No/100 Dollars ($300,000.00) in the aggregate ("Inventory Home Cap"). Purchaser shall receive at the Closing an assignment of any deposits held by Diversified for any Inventory Home for which a sale contract is in effect on the Closing Date, together with an assignment of Diversified's rights under any such sale contracts. Notwithstanding anything contained herein to the contrary, at the Closing, Purchaser or its designee shall receive title to all of the Inventory Homes located at the Topic's Property, the Desert Paradise Property and the Suni Sands Property ("Rental Home Properties"), but Purchaser shall pay for said Inventory Homes after the Closing as follows: on the "Rental Home Test Date" (as hereinafter defined) Purchaser or its designee shall pay to Diversified or the Seller, as applicable, the cost for such Inventory Homes located at the Rental Home Properties for which Purchaser has not executed "Rental Home Agreements" (as herein after defined) subject to the Inventory Home Cap.

3.       OPERATION OF PROPERTIES THROUGH CLOSING

         From the date of this Agreement through the Closing, except as otherwise specifically provided in this Agreement, each Seller or Property Owner shall, with respect to the Individual Property directly or indirectly owned by such Seller or Property Owner:

         A. not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Individual Property or any interest therein (other than disposal of items in the ordinary course of business provided such items are replaced with comparable items), nor initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations applicable to all or any part of the Individual Property as of the date of this Agreement;

         B. neither take any action nor omit to take any action which would render or allow any matter to be recorded against title to the Individual Property or cause such title to be nonconforming to the requirements of this Agreement without the prior written consent of Purchaser, which shall not be unreasonably withheld;

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         C.       provide Purchaser, upon reasonable prior oral notice, such access to the Individual Property as is reasonably necessary for it to inspect the same to assure that the applicable Seller or Property Owner is complying with the requirements of this Section 3;

         D. promptly deliver to Purchaser (i) copies of any operating statements for the Individual Property which come into its possession or control for any period(s) including the period between the date of this Agreement and the Closing Date, and (ii) written notice of the occurrence of any event which affects the truth or accuracy of any representations or warranties made or to be made by the Sellers (or any of them) under or pursuant to this Agreement;

         E. comply in all material respects with all laws, ordinances, rules and regulations of any government, or any agency, body or subdivision thereof, to the extent complied with by prudent owners of properties similar to the Individual Property, and all agreements, covenants, conditions, easements and restrictions, relating to the Individual Property;

         F. maintain in full force and effect all insurance coverages for the Individual Property in effect as of the date of this Agreement;

         G. comply in all material respects with all covenants, conditions and agreements set forth in the Existing Loan Documents (as such term is hereinafter defined) and any and all other documents and instruments evidencing or securing the Existing Loan Documents and promptly deliver to Purchaser copies of any notices from any lender delivered to any Seller or Property Owner, as applicable, relating to the Existing Loan Documents, including, without limitation, any and all notices of default and copies of any notices from any Seller or Property Owner to any lender relating to the Existing Loan Documents. Each Seller shall take all action necessary to defease, in a timely manner, any such loans that do not permit prepayment; and

         H. operate, maintain and lease the Individual Property in a manner consistent with the manner in which the applicable Seller or Property Owner has operated and maintained the Individual Property prior to the date of this Agreement; provided, however, that, except as set forth on Exhibit F attached hereto, rental rates at the Individual Property shall not be modified from the rates in effect on the date of this Agreement without Purchaser's prior written consent, which shall not be unreasonably withheld.

4.       STATUS OF TITLE TO PROPERTY

         A. STATE OF TITLE. At the Closing, each Fee Seller shall, with respect to its Individual Premises, convey to Purchaser or Purchaser's designee the entire fee simple estate in and to the Individual Premises by a recordable general warranty deed, subject only to: (i) matters of record and those covenants, conditions and restrictions which are reviewed and approved by Purchaser pursuant to Section 4(B) below as to each Individual Premises, (ii) rights of tenants under the Individual Property Leases, as tenants only, and rights of other occupants pursuant to written occupancy or lease agreements, as tenants only, (iii) the lien of general real estate taxes for the year in which the Closing occurs and subsequent years, not yet due or payable, and (iv) matters shown on the Survey for such Individual Premises (the above enumerated exceptions being hereinafter collectively referred to as the "Permitted Exceptions").

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         B.       PRELIMINARY EVIDENCE OF TITLE. The following documents
evidencing the condition of each Property Owner's title to the Individual Property owned by such Property Owner shall be obtained as follows:

                  (i) Purchaser shall obtain a commitment (the "Title Commitment") for an ALTA Form B (1970) Owner's Title Insurance Policy (or at Purchaser's option a date down endorsement to the Property Owner's current owner's title insurance policy) proposing to insure Purchaser or Purchaser's designee and committing to insure title to the Individual Premises in the amount of the allocable portion of the Purchase Price attributable to such Individual Premises, issued through the national office of First American Title Insurance Company (the "Title Insurer") designated by Purchaser, in coordination with the Title Insurer's local agency (if applicable), and irrevocable for at least nine (9) months. The Title Commitment shall show fee simple title to the Individual Premises in the applicable Property Owner. The Owner's Title Insurance Policy to be issued to Purchaser at the Closing shall contain (to the extent applicable and available) an extended coverage endorsement over the so-called general or standard exceptions which are a part of the printed form of the policy, a Florida Form 9 endorsement, an ALTA Form 3.1 zoning endorsement (including coverage as to parking), an access endorsement, coverage insuring any easements for utilities servicing the Individual Premises that do not connect to the Individual Premises from a public street, an endorsement over or waiver of any creditors' rights exclusion or exception, an endorsement which keeps the policy in effect notwithstanding a technical dissolution of the applicable Property Owner, a non-imputation endorsement with respect to the applicable Property Owner, if available, and such other endorsements as counsel for Purchaser shall reasonably deem appropriate. In the event that said non-imputation endorsement is not available in the state in which an Individual Property is located, the applicable Property Owner shall deliver to Purchaser a Non-Imputation Affidavit in the form attached hereto as Exhibit W (the "Non-Imputation Affidavit"). The Owner's Title Insurance Policy for each Individual Property located in Florida may, if applicable, contain an exception for the rights of tenants under Section 723.071, Florida Statutes, with respect to any subsequent sale of such Individual Premises.

                  (ii) Within fifteen (15) days after the date of this Agreement, the Sellers shall furnish to Purchaser written results of searches (the "UCC Searches") conducted by a company reasonably acceptable to Purchaser of the records of the County Recorder of the County and Secretary of State of the State in which the Individual Property is located and the state in which each Seller was formed and the state in which each Property Owner was formed for Uniform Commercial Code ("UCC") financing statements, tax liens, judgments and the like in the name of the applicable Seller and Property Owner, the Individual Property and any other name or location reasonably requested by Purchaser, effective as of a date after the date of this Agreement.

                  (iii) Purchaser shall obtain legible copies of all documents of record referred to in the Title Commitment or disclosed by the UCC Searches. Within fifteen (15) days after the date of this Agreement, the Sellers shall furnish to Purchaser all other documents

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         evidencing or, to the extent in the possession or control of the
         Sellers, relating to, matters reflected in the Title Commitment or the UCC Searches.

                  (iv) Purchaser shall obtain, at Purchaser's expense, a current plat of survey or update of an existing survey (the "Survey") of the Individual Premises dated after the date of this Agreement, certified to the applicable Property Owner, Purchaser or Purchaser's designee, the Title Insurer and Diversified (and such other persons or entities as Purchaser may designate) by a surveyor registered in the State in which the Individual Premises are located as having been prepared (a) in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", as jointly established and adopted by the American Land Title Association ("ALTA") and the American Congress on Surveying and Mapping ("ACSM") in 1999, and including items 1 through 13 of Table A thereof, and (b) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of such certification) of an "Urban" Survey (as defined therein). The Survey shall also contain the surveyor's certification whether the Individual Premises are located in any area designated by any governmental agency or authority as being a flood-prone or flood-risk area (whether pursuant to the Flood Disaster Act of 1973, as amended, or otherwise), and whether the requirements of the National Flood Insurance Program are applicable to the Individual Premises.

         C. TITLE DEFECTS. If the Title Commitment, the UCC Searches or the Survey (or any revision or update of any of them) with respect to any Individual Property discloses exceptions to title other than Permitted Exceptions or any other matter which does not conform to the requirements of this Agreement, Purchaser shall so notify the Sellers within fifteen (15) business days of Purchaser's receipt of all of the Title Commitments (including copies of all of the documents referenced in said Title Commitments), UCC Searches and Survey for each Individual Property and the Sellers shall have five
(5) business days to agree to have each such unpermitted exception to title removed or correct each such other matter, in each case to the satisfaction of Purchaser, on or before the Closing Date. If the Sellers do not agree to remove or correct any such exception or other matter within the time specified or the applicable Sellers fail to have each such unpermitted exception removed or correct each such other matter as aforesaid, Purchaser may, at its option, either (i) terminate this Agreement upon written notice to the Sellers and immediately receive from Escrowee the Earnest Money, in which event this Agreement, without further action of the parties, shall become null and void and no party shall have any further rights or obligations under this Agreement, or
(ii) elect to accept title to the Individual Property as it then is with the right to deduct from the Purchase Price a sum equal to the amount required to discharge liens or encumbrances of a definite or ascertainable amount. If Purchaser fails to make either such election, Purchaser shall be deemed to have elected option (i) above. The rights and remedies of Purchaser set forth in this
Section 4(C) shall be the exclusive rights and remedies available to Purchaser with respect to unpermitted exceptions to title.

5.       CLOSING

         A. CLOSING DATES. The closing ("Closing") of the transaction contemplated by this Agreement (i.e., the payment of the Purchase Price, the transfer and assignment of the Equity Interests, the transfer of title to the applicable Individual Properties (if applicable), and the satisfaction of all other terms and conditions of this Agreement) shall be consummated at the office of Purchaser on or before January 31, 2004 (the "Closing Date"); provided, however, that the Closing Date may be accelerated or delayed upon the parties' mutual written agreement. Notwithstanding anything contained herein to the contrary, and subject to the provisions of Section 5C(v) below, (i) the Closing Date for the Cactus Gardens Property shall occur upon a date which is mutually agreed upon by the parties hereto but which is after the expiration or waiver of the defeasance lockout period for the mortgage loan encumbering such property, but in no event earlier than January 31, 2004 or later than May 15, 2004, (ii) in such event the Purchase Price allocated to the Cactus Gardens Property shall be $7,725,141, and (iii) an allocable portion of the Earnest Money based on Purchase Price allocations shall be held back as Earnest Money for the Cactus Gardens Closing. If the date of Closing above provided for falls on a Saturday, Sunday or legal holiday, the Closing Date shall take place on the next business day.

         B.       CLOSING DOCUMENTS.

                  (i) Entity Sellers. At the Closing, each Entity Seller shall deliver to Purchaser the following items (the "Transaction Documents") (each in form and substance reasonably acceptable to Purchaser, if not attached to this Agreement as an Exhibit and executed [if necessary] by such Entity Seller):

                           (a) an assignment and assumption agreement substantially in the form attached hereto as Exhibit R, pursuant to which (i) such Entity Seller transfers its Equity Interest to Purchaser and (ii) Purchaser assumes all obligations of such Entity Seller in the applicable Property Owner in accordance with the terms of the partnership agreement or operating agreement (as applicable) of such Property Owner;

                           (b) evidence of the "Consents and Approvals" (as such term is hereinafter defined) required to transfer the Equity Interests to Purchaser and to otherwise consummate the transactions contemplated hereunder;

                           (c) a copy of resolutions of the board of directors or similar governing body of each managing member or general partner (as applicable) of each Entity Seller, certified by an officer thereof as duly adopted and in full force and effect, authorizing execution and delivery of this Agreement and all documents contemplated herein to which such Entity Seller is a party and performance by such Entity Seller of the transactions contemplated hereunder;

                           (d) resignations of all managers, managing members, general partners, officers and/or directors (as applicable) of the applicable Property Owner;

                           (e)      a good standing certificate for the
                  applicable Property Owner issued not more than ten (10) days prior to the Closing Date by the Secretary of State of the state of organization of such Property Owner;

                           (f) an opinion of counsel for such Entity Seller in the form attached hereto as Exhibit P;

                           (g) if Purchaser is required to deliver a non-consolidation opinion in connection with the financing of the acquisition of the Equity Interests, a certificate containing certain representations, warranties and covenants required in order for Purchaser to deliver said non-consolidation opinion (the "SPE Certificate");

                           (h) each of the items set forth in Sections 5(B)(ii)(d), 5(B)(ii)(e), 5(B)(ii)(g), 5(B)(ii)(j),
                  5(B)(ii)(l), 5(B)(ii)(n) and 5(B)(ii)(o) below and a rent roll for the Individual Property certified by the general partner or managing member (as applicable) of the Property Owner as being true, complete and correct, in each case with respect to the Individual Property owned by the applicable Property Owner in which Purchaser is purchasing the Equity Interests; and

                           (i) all of the books and records of each Property Owner in which Purchaser is purchasing the Equity Interests.

                  (ii) Fee Sellers. If applicable, at the Closing, each Fee Seller shall deliver to Purchaser the following original items with respect to the Individual Property owned by such Fee Seller (each in form and substance reasonably acceptable to Purchaser, if not attached to this Agreement as an Exhibit, and executed (if necessary) by such Seller):

                           (a) a general warranty deed in substantially the form of Exhibit G attached hereto, subject only to the Permitted Exceptions, sufficient to transfer and convey to Purchaser or Purchaser's designee fee simple title to the Individual Premises as required by this Agreement, and otherwise in form acceptable to the Title Insurer;

                           (b) a bill of sale in substantially the form of Exhibit H attached hereto sufficient to transfer to Purchaser or Purchaser's designee title to the tangible Individual Personal Property and containing appropriate warranties of title as required by this Agreement;

                           (c)      a letter in substantially the form of
                  Exhibit I attached hereto, advising tenants under the Individual Property Leases of the change in ownership and management of the Individual Property and directing them to pay rent to Purchaser or as Purchaser may direct, together with a letter in substantially the form of Exhibit J attached hereto advising vendors and other third parties of the change in ownership and management of the Property;

                           (d) any and all affidavits, certificates or other documents required by the Title Insurer in order to cause it to issue at the Closing the Owner's Title Insurance Policy (or marked-up commitment therefor) in the form and condition required by this Agreement;

                           (e)      evidence of the termination of the
                  applicable management agreement and any manufactured home, recreational vehicle or park model home sale brokerage agreements;

                           (f) an assignment in substantially the form of Exhibit K attached hereto of the Individual Property Leases (including an updated Individual Property Rent Roll certified by such Fee Seller as of the Closing Date as being true, accurate and complete), and all security deposits thereunder, and an assignment in substantially the form of Exhibit L attached hereto of the Individual Property Service Contracts, and the other items of Individual Intangible Personal Property referred to in Section 1(C)(vi) above;

                           (g) all of the original Individual Property Leases, all written Individual Property Service Contracts assigned to Purchaser, and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, blueprints, specifications and drawings, construction drawings, soil tests, environmental reports and other documentation concerning all or any part of the Individual Property and in the possession or control of such Seller, and all keys for the Individual Property;

                           (h)      [Intentionally Omitted];

                           (i) any bonds, warranties or guaranties which are in any way applicable to the Individual Property or any part thereof;

                           (j) an appropriate assignment and/or bill of sale, together with certificates of title or manufacturer's statements of origin, for any Inventory Homes located at the Individual Property to be acquired by Purchaser hereunder, executed by the applicable Seller which owns said Inventory Homes;

                           (k) as applicable, a corporate resolution or partner consent authorizing the sale of the Individual Property to Purchaser and the execution of the documents to be delivered at the Closing, a certificate of good standing, a certified copy of the articles of incorporation and by-laws and a certificate of incumbency certifying the titles and signatures of the corporate officers, managers or partners authorized to consummate the transaction contemplated by this Agreement on behalf of such Seller, a certified copy of such Seller's partnership agreement or limited liability company agreement and/or such other evidence of such Seller's power and authority as Purchaser may reasonably request;

                           (l) such Seller's affidavit stating, under penalty of perjury, such Seller's U.S. Taxpayer Identification Number and that such Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code (the "Code");

                           (m)      transfer tax returns as required by
                  applicable law (including, without limitation, a Florida Department of Revenue Form DR-219 with respect to each Individual Property located in Florida);

                           (n) all other necessary or appropriate documents as are necessary for such Seller to comply with its obligations under this Agreement, or as reasonably required by Purchaser or the Title Insurer in order to perfect the conveyance, transfer and assignment of the Individual Property to Purchaser or Purchaser's designee (including, without limitation, the currently effective certificate(s) of occupancy for the Individual Property, to the extent available);

                           (o) an affidavit or other statement, in form and substance acceptable to Purchaser and the Title Insurer, which satisfies the requirements of any applicable statute of the state in which the Individual Property is located (if any) which is substantially similar to the requirements of Florida Statutes, Section 723.072; and

                           (p) an assignment from the appropriate Seller in form acceptable to Purchaser of any existing contracts for the sale of Inventory Homes which pertain to any Inventory Homes located at the Individual Property owned by said Seller to be acquired by Purchaser hereunder.

                  (iii) Purchaser. Purchaser shall deliver or cause to be delivered to the Sellers at the Closing the Cash Balance payable at the Closing as required pursuant to Section 2(C) above and execute and deliver to the Sellers at the Closing such documents listed above which call for Purchaser's execution.

         C.       CLOSING PRORATIONS AND ADJUSTMENTS.

                  (i) A statement of prorations and adjustments shall be prepared by Purchaser in conformity with the provisions of this Agreement and submitted to the applicable Seller for each Individual Property for review not less than three (3) days prior to the Closing Date. For purposes of prorations, Purchaser shall be deemed the owner of the applicable Individual Property on the Closing Date. In addition to prorations and adjustments that may otherwise be provided for in this Agreement, the following items shall be prorated or adjusted (as the case requires) with respect to the Individual Property as of the Closing Date:

                           (a) real estate and personal property taxes and assessments (if the amount of taxes or assessments for the year in question is not known, then the same shall be prorated on the basis of the most recent ascertainable bill(s);

                           (b) rents paid under the Individual Property Leases for the calendar month during which the Closing occurs, and the amount of any rents paid to the applicable Property Owner which are applicable to the period subsequent to the calendar month during which the Closing occurs. However, no prorations shall be made for delinquent lot rental amounts or other charges existing as of the Closing. Rents and other charges which at the Closing are unpaid or past due (hereinafter "Delinquent Rents") shall not be prorated. The applicable Property Owner shall not take any action against tenants to collect Delinquent Rents. For ninety (90) days after the Closing, Purchaser shall use reasonable efforts to collect Delinquent Rents, but such undertaking shall not be deemed to obligate Purchaser to expend any funds or institute any legal proceedings of any nature. Rents and other amounts received by Purchaser or the applicable Property Owner after the Closing from a tenant owing Delinquent Rents shall be applied, on a tenant by tenant basis: (i) first, to all of Purchaser's costs of collection incurred with respect to Delinquent Rents (including reasonable attorneys' fees and costs); (ii) second, to rents due for the month in which such payment is received by Purchaser; (iii) third, to rents attributable to any period after the Closing which are past due on the date of receipt; and (iv) fourth, to Delinquent Rents. For the purpose of the foregoing application of rents, rents received from tenants that are not delinquent shall not be applied to or commingled with Delinquent Rents. The applicable Property Owner shall promptly remit to Purchaser any sums received by such party from tenants after the Closing for application (if applicable) to Delinquent Rents by Purchaser in the manner provided above. Purchaser shall promptly remit to the applicable Property Owner any amounts due such party on account of Delinquent Rents after application of rents in the manner provided above;

                           (c) the full amount of the security and other deposits paid under the Individual Property Leases, together with interest thereon if required by law or otherwise;

                           (d) water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax) and any deposits with utility companies (to the extent possible, utility prorations shall be handled by meter readings on the Closing Date);

                           (e) amounts due and prepayments under the Individual Property Service Contracts being assumed by Purchaser;

                           (f)      assignable license and permit fees; and

                           (g)      other expenses of operation and similar
                  items.

         Any proration which must be estimated at the Closing (including real estate taxes and personal property taxes) shall be reprorated and finally adjusted within ninety (90) days after the Closing Date (or, with respect to the real estate and personal property taxes, within thirty (30) days after receipt of the applicable tax bill), otherwise all prorations shall be final.

                  (ii) Notwithstanding anything to the contrary contained in this Agreement, each Seller shall be responsible for, or shall cause the applicable Property Owner or Diversified to be responsible for, and, at or prior to the Closing, shall pay all amounts due through the Closing for employees' salaries, vacation pay, withholding and payroll taxes, and other compensation and benefits, and any management fee affecting the Individual Property. If and to the extent such Seller has not paid or caused to be paid all such amounts as of the Closing, Purchaser shall receive a credit against the Cash Balance payable at the Closing in an amount equal to the amount not so paid. If and as requested by Purchaser, each Seller shall terminate or cause to be terminated as of the Closing the employment of all employees who work at the Individual Property. The Sellers shall indemnify and hold Purchaser harmless from and against any and all obligations and other matters relative to any terminated employees and, with respect to any employees not terminated, applicable to the period prior to the Closing, including attorneys' fees incurred by Purchaser in connection therewith.

                  (iii) Purchaser shall receive a credit against the Purchase Price for each dollar of "New Cactus Gardens Value" not generated by the Fee Seller of the Cactus Gardens Property from the date hereof through the Closing Date for such property. "New Cactus Gardens Value" shall mean (a) the number of new rental agreements executed at the Cactus Gardens Property from and after the date hereof for a term encompassing the entire season at the Cactus Gardens Property (which number of new agreements shall not exceed five (5) and shall be reduced on an agreement-for-agreement basis to the extent any of the 277 rental agreements which are in full force and effect for the entire season at the Cactus Gardens Property as of the date hereof is no longer in full force and effect or a viable tenancy as a result of the tenant not arriving at the property to honor such rental agreement as of the Closing Date), (b) multiplied by the net rental income provided for in such rental agreement, (c) divided by 0.0762; provided, however, in no event shall New Cactus Gardens Value exceed $103,346. For example, if the amount of New Cactus Gardens Value equals $100,000, Purchaser would receive a credit equal to $3,346.

                  (iv) Purchaser shall receive a credit against the Purchase Price for each dollar of "New Desert Paradise Value" not generated by the Fee Owner of the Desert Paradise Property from the date hereof through the Closing Date for such property. "New Desert Paradise Value" shall mean (a) the number of new rental agreements executed at the Cactus Gardens Property from and after the date hereof for a term encompassing the entire season at the Desert Paradise Property (which number of new rental agreements shall not exceed ten (10) and shall be reduced on an agreement-for-agreement basis to the extent any of the 67 agreements which are in full force and effect for the entire season at the Desert Paradise Property as of the date hereof is no longer in full force and effect or a viable tenancy as a result of the tenant not arriving at the property to honor such agreement as of the Closing
         Date), (b) multiplied by the net rental income provided for in such agreement, (c) divided by 0.0742; provided, however, in no event shall New Desert Paradise Value exceed $212,264. For example, if the amount of New Desert Paradise Value equals $210,000, Purchaser would receive a credit equal to $2,264.

                  (v) Purchaser and Sellers have received a preliminary indication that the loan proceeds that will be made available in connection with the financing of all of the Individual Properties, other than the Cactus Gardens Property, will be no less than approximately $41,770,000 based on a 10 year maturity date with an interest rate below 6.0% per annum. Following the execution of this Agreement, Purchaser shall enter into a loan commitment with a mortgage lender selected by Purchaser except that Purchaser agrees to give prior notice to Sellers of the identity of the mortgage lender and agrees to enter into consultation regarding such selection with Sellers. To the extent that loan proceeds made available by the mortgage lender selected in accordance with the terms above for the Cactus Gardens Property is materially less than $5,050,000 due to the net operating income from such property not supporting such loan amount, Purchaser shall receive a credit against the Purchase Price allocated to the Cactus Garden Property in an amount equal to the amount by which said loan proceeds are less than $5,050,000. For example, if such loan proceeds equal $5,000,000, Purchaser will receive a credit against the Purchase Price equal to $50,000. In the event such loan proceeds are materially less than $5,050,000 due to other reasons, Diversified may elect to proceed with the sale, in which case Purchaser shall receive the credit against the Purchase Price described above, or elect to form a joint venture with Purchaser (with Purchaser owning a 25% interest of the equity and on terms generally set forth in that certain letter agreement of even date hereof between Diversified and Purchaser) for the acquisition of the Cactus Gardens Property based on a value of the Cactus Gardens Property of $7,350,000, which transaction is subject to Purchaser obtaining adequate financing satisfactory to Purchaser for the acquisition of such interest. In the event Diversified elects to form the joint venture and Purchaser does not obtain such financing, Purchaser shall have no obligation to purchase or form a joint venture with respect to such property.

         D. CLOSING COSTS. Purchaser shall be responsible for its own legal fees, as well as all fees associated with Purchaser's environmental and engineering inspections, costs of Surveys, and one-half of the following expenses (collectively, the "Shared Expenses"): transfer taxes, recording fees, deed recording costs, stamp taxes, intangible taxes, costs of the Title Commitments and Owner's Title Insurance Policies, escrow and other closing costs. The Sellers shall be responsible for their own legal fees, as well as one-half of the Shared Expenses. Purchaser shall be responsible for one hundred percent (100%) of, any costs and expenses incurred in connection with the prepayment or defeasance of the loan currently encumbering the Properties, including, without limitation, the lender's attorney fees ("Defeasance Costs").

         E. POSSESSION. Upon consummation of the Closing, each Seller shall deliver to Purchaser full and complete possession of the Individual Property owned by such Seller, subject only to the rights of tenants under the Individual Property Leases and the rights of any lessee under any common area laundry lease.

6.       CASUALTY LOSS AND CONDEMNATION

         If, prior to the Closing, any Individual Property (or any part thereof) shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction in excess of Five Hundred Thousand and 00/100 Dollars [$500,000.00]), the Sellers shall immediately so notify Purchaser and Purchaser shall have the option either to terminate this Agreement upon written notice to the Sellers or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If Purchaser elects to consummate the transaction contemplated by this Agreement, Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and the applicable Seller shall, at the Closing and thereafter as necessary, execute or cause to be executed and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement, the Earnest Money shall be returned to Purchaser by Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and no party shall have any further rights or obligations under this Agreement. If there is any other damage or destruction (that is, damage or destruction of Five Hundred Thousand and 00/100 Dollars [$500,000.00] or less) to the Individual Property or any part thereof, the applicable Seller shall either repair such damage prior to the Closing or, at Purchaser's option, assign all insurance claims pertaining to such damage or destruction to Purchaser by executing or causing to be executed and delivering to Purchaser at the Closing and thereafter as necessary all required proofs of loss, assignments of claims and other similar items, or allow Purchaser a credit against the allocable portion of the Cash Balance payable at the Closing in an amount equal to the reasonably estimated cost of repair. If Purchaser elects to take an assignment of all insurance claims as aforesaid, Purchaser shall receive at the Closing a credit against the allocable portion of the Cash Balance payable at the Closing in an amount equal to any deductible(s) and uninsured amounts applicable thereto.

7.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         A. Each Seller, with respect to the Individual Property owned by such Seller (if applicable) or the Property Owner in which such Seller owns Equity Interests, represents and warrants to Purchaser that the following are true, complete and correct as of the date of this Agreement:

                  (i) There is no material action, proceeding or investigation pending or, to the applicable Seller's knowledge, threatened against the applicable Seller, the Property Owner or the Individual Property before any court or governmental department, commission, board, agency or instrumentality, and the applicable Seller does not know of any basis for any such action, proceeding or investigation.

                  (ii) The applicable Seller has not received from any governmental authority any notice of any material violation of any zoning, building, fire or health code or any other law, ordinance, rule or regulation applicable to the Individual Property, or any part thereof, of which Purchaser has not been notified.

                  (iii) The applicable Seller is duly organized, validly existing, qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance will conflict with or result in the breach of any contract, agreement, law, ordinance, rule or regulation to which the Seller is a party or by which the Seller is bound, or give rise to a right, not waived on or before the Closing, to accelerate the maturity of an obligation secured by the applicable existing financing which encumbers any of the Individual Properties.

                  (iv) To the applicable Seller's knowledge, without independent inquiry or investigation, there is no plan, study or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Individual Property, and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would affect the Individual Property in any way whatsoever.

                  (v) Exhibits C-1 through C-11, respectively (as applicable), describe all existing Individual Property Leases, and are true, complete and correct. Each of the Individual Property Leases is in effect, was the result of arm's-length negotiation, and the rights of each lessee thereunder are as tenants only. No commissions to any broker or leasing agent are due or will become due on account of any of the Individual Property Leases or upon extension or renewal of the original term thereof or upon the leasing of additional space at the Individual Property, whether or not pursuant to an option contained in such Individual Property Lease.

                  (vi) With respect to the Individual Property or any part thereof, there are no unpaid taxes, fees or assessments of any kind or nature whatsoever that are delinquent or otherwise due and payable. All fees and expenses required to be paid in connection with the development and zoning of the Individual Property have been paid in full and there are no agreements with governmental or quasi-governmental authorities, agencies or utilities with respect to the Individual Property or any portion thereof which would bind the Individual Property following the Closing other than any matters set forth in the Title Commitment for the Individual Property.

                  (vii) All financial information about the Individual Property heretofore or hereafter furnished by the Sellers to Purchaser (including, without limitation, the operating statements to be provided to Purchaser pursuant to Section 8(A)(v) below) is and shall be true, complete and correct in all material respects as of the date therein specified and shall present fairly the financial condition of the Individual Property and, with respect to projections, shall be based upon the best information available to the Sellers at the time when first delivered to Purchaser.

                  (viii) The transactions contemplated by this Agreement are the result of an unsolicited offer within the meaning of Section 723.071, Florida Statutes.

                  (ix) To the applicable Seller's knowledge, based solely upon those environmental reports relating to the Individual Property prepared for Purchaser, and without independent inquiry or investigation, there are no Hazardous Materials (as such term is hereinafter defined) on, in or under the Individual Property, and the Individual Property has never been used to generate, treat, store, dispose of, transport or in any manner deal with Hazardous Materials. For purposes of this Agreement, the term Hazardous Materials shall include hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), petroleum and petroleum products and any other hazardous or toxic materials, substances or wastes regulated under any federal, state or local laws or regulations relating to protection of heath, safety or the environment. There is excepted from the foregoing any Hazardous Materials used, kept, stored or transported upon the Individual Property in accordance with requirements of law and in the ordinary course of the applicable Seller's operation of its business upon the Individual Property.

                  (x) Exhibits Q-1 through Q-11, respectively (as applicable), set forth (a) the issued and outstanding partnership or membership interests of each Property Owner, (b) the capital contributions made by each Entity Seller to each Property Owner, and
         (c) the capital account balances of each Entity Seller in each Property Owner.

                  (xi) Each Entity Seller has previously delivered to Purchaser the following financial statements of each Property Owner in which such Entity Seller owns Equity Interests (the "Financial Statements"): (a) the unaudited balance sheet of such Property Owner as of December 31 in each of the years 2001 and 2002, and the related unaudited statements of income and cash flows for each of such fiscal years then ended (the most recent of which, the "Balance Sheet"), (b) an unaudited balance sheet of such Property Owner as of September 30, 2003 (the "Interim Balance Sheet") and the related unaudited statements of income and cash flows for the three months then ended, including, in each case, any notes thereto, and (c) the annualized net operating income and number of sites with respect to each Individual Property as set forth on Exhibit M attached hereto. Each of the Financial Statements is consistent with the books and records of such Property Owner (which, in turn, are accurate and complete in all material respects) and fairly presents such Property Owner's financial condition, assets and liabilities as of its respective date and the results of operations and cash flows for the period related thereto. The Financial Statements utilize the accrual method of accounting consistent with the method utilized to prepare the relevant tax return of each Property Owner. The Interim Balance Sheet utilizes the cash method of accounting.

                  (xii) The Entity Sellers are, and on the Closing Date will be, the sole record and beneficial owners and holders of the Equity Interests, and have good and marketable title to the Equity Interests, free and clear of all liens, claims and encumbrances, except as may exist in favor of the lenders with respect to the Existing Loan Documents. Upon consummation of the transactions contemplated hereby, Purchaser will be vested with good and marketable title to all of the outstanding equity securities of the Property Owners free and clear of all liens, claims and encumbrances, except as may exist in favor of the lenders with respect to the Existing Loan Documents. There are no contracts or other agreements relating to the issuance, sale or transfer of any equity securities, phantom stock or appreciation rights, profit participation, or other securities (whether or not convertible) of the Property Owner, including options, warrants, puts or calls, all of which will have been canceled, terminated or expired at no expense to the Property Owner on or before the Closing. The Property Owner has not owned, does not own, and has no contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other business. There are currently existing no preemptive rights with respect to any Equity Interests nor have any Equity Interests been issued in violation of then existing preemptive rights.

                  (xiii) Each Property Owner has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) other than (a) liabilities or obligations specifically reflected or reserved against in the Financial Statements, (b) current liabilities incurred in the ordinary course of business since the date of the Balance Sheet and (c) obligations under executory contracts that are to be performed in the ordinary course of business and are apparent from the plain reading of such contracts. None of the matters described in clauses (a) through (c) hereof is a liability resulting from a breach of contract, breach of warranty, tort, infringement or claim or proceeding.

                  (xiv) No representation or warranty of the Sellers in this Agreement or any of the Schedules or Exhibits attached hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (xv)     No Property Owner currently has any employees.

                  (xvi) Each Property Owner is organized for the sole purpose of owning and operating the Individual Property owned by such Property Owner and does not own and has not owned any other assets or engaged in any other business activity since its organization.

                  (xvii) Each Property Owner has duly filed all federal, state, county and municipal income, excise and other tax returns required to be filed by it as of the date of this Agreement.

                  (xviii) All federal, state, county and municipal taxes and assessments and other governmental or quasi-governmental levies of any kind relating to each Property Owner that have become due for payment prior to the date of this Agreement have been paid or shall be paid in full by the Property Owner together with any interest and penalties thereon prior to the Closing.

                  (xix) Subject to the truth and accuracy of the representations of investors, if any, obtained by each Entity Seller or Property Owner, each offer, sale and issuance of equity interests by such Entity Seller or Property Owner was or is exempt from the registration requirements of the Securities Act of 1933, as amended, and all applicable state securities laws, and each Entity Seller and Property Owner has complied with, and is currently in compliance with, in all material respects, all applicable federal and state securities laws.

         B. Each Seller represents and warrants to Purchaser that, as of the Closing, each of the representations and warranties set forth in Section 7(A) above shall be true, complete and correct in all material respects except for changes in the operation of the applicable Individual Property occurring prior to the Closing which are specifically permitted by or pursuant to this Agreement (including, without limitation, the provisions of Section 3 above).

         C. The representations and warranties set forth herein are deemed to be made only by each Seller only with respect to the Individual Property which is owned by such Seller or the Property Owner in which such Seller owns Equity Interests. No Seller shall be deemed to make any representation or warranty as to any Individual Property which it does not own or as to any entity in which it does not have an ownership or management interest.

         D. The foregoing representations and warranties (and the representations and warranties contained in any SPE Certificate) of each respective Seller shall survive the execution and delivery of this Agreement, the Closing and the delivery of all documents and the performance of any and all covenants and obligations in accordance with this Agreement for a period of one
(1) year from the Closing Date. The Sellers shall protect, defend, indemnify and hold harmless Purchaser, its affiliates, subsidiaries and designees, if any, and their respective principals, shareholders, directors, officers, partners, members, agents, employees, successors and assigns (collectively, the "Indemnified Parties") from and against any and all claims, demands, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of (i) any breach of the representations and warranties set forth in Section 7(A) above, in any SPE Certificate or in any Non-Imputation Affidavit, (ii) any misrepresentation by the Sellers or non-fulfillment of any covenant to be performed or complied with by the Sellers under this Agreement, (iii) any claim, action or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing, which relates to or arises from the conduct of any Seller's or Property Owner's business or assets on or prior to the Closing, or (iv) any claim, action or proceeding of any kind whatsoever relating to or arising from the allocation of the Purchase Price among the Sellers or the distribution of the proceeds thereof to the direct or indirect owners of the Sellers. There is expressly excepted from the foregoing, and Purchaser shall be deemed to have waived any claim for protection or indemnification from any Seller with regard to, any of those matters set forth in (i) through (iv) above which are disclosed to Purchaser prior to the Closing in the normal course of Purchaser's due diligence investigation.

         E. The Sellers shall protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, demands, losses, expenses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses) pursuant to any federal, state or local laws or regulations relating to protection of health, safety or the environment ("Environmental Laws") resulting from the following, if resulting from the acts of the Sellers, their contractors, subcontractors, agents or employees: (i) the use, generation, transportation, storage, disposal or presence, other than in the Sellers' ordinary course of their business upon the Individual Properties and in compliance with law, prior to the Closing, on the Individual Properties of any Hazardous Materials or the release or discharge of any Hazardous Materials on, under or from the Individual Properties, (ii) any failure, prior to the Closing, to comply with any Environmental Laws, (iii) the treatment, storage or disposal off the Individual Properties, prior to the Closing, of any Hazardous Materials, or (iv) any breach of the representations and warranties set forth in Section 7(A)(ix) above. This indemnity shall survive the Closing for a period of one (1) year from the Closing Date.

         F. The Sellers shall provide to Purchaser and its auditors (i) prior to and following the Closing, access at all reasonable times to all financial and other information in the Sellers' possession relating to the Properties necessary for Purchaser and its auditors to prepare audited financial statements in conformity with Regulations S-X of the Securities and Exchange

Commission ("SEC") or other materials required for any registration statement, report or other disclosure to be filed with the SEC or necessary to comply with any SEC rule or regulation, and (ii) at the Closing (or prior thereto if required by Purchaser's auditors) an executed representations letter, as required by Generally Accepted Auditing Standards as promulgated by the Auditing Standards Division of the American Institute of Public Accountants, which representation is required to enable an independent public accountant to render an opinion on such financial statements; provided, however, that Purchaser shall pay for any actual costs incurred by the Sellers in connection with their obligations under this Section 7(F). The obligation of the Sellers to provide such access and representations letter shall survive Closing and the Sellers (and each of them) shall indemnify and hold the Indemnified Parties harmless from and against any losses, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses) and liabilities arising from the failure of the Sellers to comply with these obligations.

         G. The obligations of the Sellers under this Section 7 shall be secured as follows:

Each Seller shall fund from the proceeds of the Closing into an escrow account held by the Title Insurer, as escrow agent (the "Holdback Escrow"), such portion of the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) as the allocable portion of the Purchase Price payable to such Seller shall bear to the total Purchase Price. The Holdback Escrow shall be subject to Purchaser's valid claims under this Section 7 and any SPE Certificate to the extent of the full amount of the Holdback Escrow as to such claim(s) arising against any one or more Sellers. The Holdback Escrow or any residual portion thereof not subject to Purchaser's claims on the date one (1) year subsequent to the Closing Date shall be returned by the Title Insurer in accordance with directions from the Sellers or their counsel. In addition to the foregoing, Purchaser shall have the right to pursue any Seller for such claims arising only against such Seller, provided, however, that (i) the maximum amount of such claims as shall be recoverable against any particular Seller (exclusive of a recovery from the Holdback Escrow) shall be limited to an amount equivalent to the proportion of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) that the allocable portion of the Purchase Price payable to such Seller bears to the total Purchase Price, and
(ii) that no claim shall be actionable against or payable by a Seller if made from and after the date one (1) year after the Closing Date.

7A.      REPRESENTATIONS AND WARRANTIES OF PURCHASER

         A. Purchaser represents and warrants to the Sellers that the following are true, complete and correct as of the date of this Agreement:

                  (i) Purchaser is duly organized, validly existing, qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance will conflict with or result in the breach of any contract, agreement, law, ordinance, rule or regulation to which Purchaser is a party or by which Purchaser is bound.

                  (ii) Purchaser initiated the negotiations regarding its acquisition of the Portfolio, and the Sellers did not solicit Purchaser's offer to acquire the Portfolio.

         B. Purchaser represents and warrants to the Sellers that, as of the Closing, each of the representations and warranties set forth in Section 7.A(A) above shall be true, complete and correct in all material respects.

         C. The foregoing representations and warranties of Purchaser shall survive the execution and delivery of this Agreement, the Closing and the delivery of all documents and the performance of any and all covenants and obligations in accordance with this Agreement for a period of one (1) year from the Closing Date.

8.       SCHEDULES, CONSENTS AND APPROVALS

         A. Within fifteen (15) days after the date of this Agreement, the Sellers shall furnish to Purchaser:

                  (i)      the Individual Property Rent Rolls provided for in
         Section 1(B)(v) above, and make available to Purchaser true, correct and complete copies of all the Individual Property Leases;

                  (ii) the lists of all Individual Property Service Contracts provided for in Section 1(B)(vi) above, together with a true, correct and complete copy of each written Individual Service Contract and a true, correct and complete summary of each oral Individual Property Service Contract;

                  (iii) the itemizations of the tangible Individual Personal Property as provided for in Section 1(B)(iv) above;

                  (iv) a schedule of all insurance policies owned by or on behalf of each Seller with respect to each Individual Property or any part thereof;

                  (v) copies of all operating statements for each Individual Property which are in the possession or control of the Sellers for any time during the period commencing with the first day of the second full calendar year preceding the date of this Agreement and ending on the date of this Agreement;

                  (vi) copies of the most recent surveys of and title policies or commitments for each Individual Premises in the possession or control of the Sellers;

                  (vii) copies of all environmental reports, termite inspection reports, soil tests, appraisals and police reports (within a three (3) year period prior to the date of this Agreement) for each Individual Property in the possession or control of the Sellers;

                  (viii) a true, correct and complete copy of each of the loan agreement, note and mortgage or deed of trust for each loan encumbering the Individual Premises (the "Existing Loan Documents"); and

                  (ix) with respect to each Individual Property located in Florida, Seller shall use best efforts to furnish to Purchaser the additional items set forth on Exhibit N attached hereto.

         B. Within fifteen (15) days after the date of this Agreement, the Sellers shall make the additional items set forth on Exhibit O attached hereto, to the extent in the Sellers' possession or control, available to Purchaser either at the applicable Individual Property or by delivery to Purchaser, at Purchaser's option.

9.       PURCHASER'S CONDITIONS PRECEDENT

         At the option of Purchaser, the obligations of Purchaser under this Agreement are contingent and conditional upon any one (1) or more of the following, the failure of any of which shall, at the election of Purchaser and after the return to Purchaser of the Earnest Money, render this Agreement null and void:

         A. Purchaser shall have until 3:00 p.m. (Chicago, Illinois time) on the date which is forty-five (45) days after the date of Seller's execution of this Agreement within which to inspect the Properties and review all of the documents and other information provided for in Sections 4 and 8 above (the "Inspection Period"). Notwithstanding anything to the contrary contained herein, if for any reason whatsoever Purchaser determines that any Individual Property is unsuitable for its purposes and notifies the Sellers of such decision within the Inspection Period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and no party shall have any further rights or obligations under this Agreement. Purchaser's failure to object within the Inspection Period shall be deemed a waiver by Purchaser of the condition contained in this Section 9(A). During the Inspection Period, Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Properties upon reasonable prior oral notice to inspect, examine, survey, obtain engineering inspections and environmental studies, appraise and otherwise do that which, in the opinion of Purchaser, is necessary to determine the boundaries, acreage and condition of the Properties and the suitability of the Properties for the uses intended by Purchaser (including, without limitation, inspect, review and copy any and all documents in the possession or control of the Sellers, their respective agents, contractors or employees, and which pertain to the construction, ownership, use, occupancy or operation of the Properties or any part thereof). Also during the Inspection Period, the Sellers shall make all books, files and records of the Sellers and Property Owners relating in any way to the Properties, including all calculations and supporting workpapers used to determine the annualized net operating income for each Individual Property as set forth on Exhibit M attached hereto, available for examination by Purchaser and Purchaser's agents and representatives, who shall have the right to make copies of such books, files and records and to extract therefrom such information as they may desire, and who shall have the right to audit and to have certified, thoroughly and completely, all income and expenses, profits and losses, and operational results of the Properties for the two (2) calendar years prior to the Closing and for the current calendar year to date. During the Inspection Period, Purchaser shall have the right to verify the net operating income figures set forth on Exhibit M attached hereto. Accordingly, Purchaser shall deliver to the Sellers within ten (10) days after the full execution of this Agreement, a list of all books, files, records and other information and materials required by Purchaser to verify such net operating income figures. The Sellers shall promptly deliver all such books, files, records and other information and materials to Purchaser, but no later than ten (10) days after the receipt of Purchaser's request for net operating income information. In addition, the Sellers shall use best efforts to promptly deliver to Purchaser any other materials reasonably required by Purchaser after its review of the materials initially delivered by the Sellers.

         B. Each and every representation and warranty of the Sellers contained herein is true, correct and complete in all material respects as of the Closing.

         C. As of the Closing, the Sellers shall have fully performed and satisfied in all material respects each and every obligation, term and condition to be performed and satisfied by the Sellers under this Agreement.

         D. The prospectus for each Individual Property located in Florida as required by Section 723.011, Florida Statutes, shall have been approved by the Florida Department of Business and Professional Regulation (Division of Florida Land Sales, Condominiums and Mobile Homes) (the "Department") as evidenced by a letter from the Department. The Sellers and Property Owners shall promptly and timely meet all requirements to correct any deficiencies of any such prospectus so that the approval of the Department to said prospectus is not delayed or withheld, but no submission shall be made by the Sellers or Property Owners in connection with said prospectus without the prior written consent of Purchaser.

         E. The applicable Property Owners shall have fully complied with the provisions and requirements of Section 723.071, Florida Statutes with respect to each Individual Property located in Florida. To the extent any Property Owner delivers a notice to the tenants' homeowners' association at its Individual Property located in Florida as required by Section 723.071, Florida Statutes, Purchaser shall not be deemed to have consented or agreed to any allocation of the Purchase Price set forth in such notice. With respect to each Individual Property located in Florida, the applicable Property Owners shall prepare, execute and deliver to Purchaser and the Title Insurer the affidavit provided for in Section 723.072, Florida Statutes, in form suitable for recording.

         F. Prior to the expiration of the Inspection Period, Purchaser shall have received all consents and approvals required under any agreement or other document to which the Sellers are a party or by which the Sellers or the Portfolio (or any portion thereof) are bound with respect to the sale of the Portfolio to Purchaser as contemplated hereby, including, without limitation, consents of the limited partners or members of the direct or indirect owners of each of the Property Owners and the net proceeds thereof to be received by such limited partners or members and consents required from any governmental authority having jurisdiction over any of the assets in the Portfolio for the conveyance of the assets of the Portfolio (collectively, the "Consents and Approvals"). Purchaser shall not be obligated to consummate the Closing unless and until Purchaser receives all such Consents and Approvals or the Sellers represent and warrant to Purchaser that the Sellers have the authority to sell the Portfolio.

         G. Purchaser shall have received the Owner's Title Insurance Policy (or marked-up commitment therefor) insuring fee simple title to the Individual Premises in (as applicable) the Property Owner or Purchaser (or Purchaser's designee, if applicable) for the allocable portion of the Purchase Price attributable to such Individual Premises and subject only to Permitted Exceptions, and otherwise in the form and condition required by this Agreement. In no event shall any such Owner's Title Insurance Policy raise as an exception the right of first refusal contained in Section 723.071, Florida Statutes, as it relates to the sale of the applicable Individual Property from the applicable Seller to Purchaser or its designee hereunder.

         H. Purchaser and certain Sellers shall have entered into that certain (i) Letter Agreement dated as of the date hereof regarding the formation of various joint venture entities and (ii) Subscription Agreement dated as of the date hereof regarding the purchase of various preferred equity interests by Purchaser or an affiliate thereof and certain other membership interests by Purchaser or an affiliate thereof.

         I. Prior to or at the time of the Closing, the tenant in common interests of the Topics TIC in the Topics Property and the Goose Creek TIC in the Goose Creek TIC shall be acquired by Topics RVP LLC and Goose CK LLC, respectively, so that Topics RVP LLC owns 100% of the fee simple title to the Topics Property and Goose Creek CK LLC owns 100% of the fee simple title to the Goose Creek Property.

         If any of the foregoing conditions are not satisfied with respect to any Individual Property, Purchaser shall have the right to terminate this Agreement with respect to such Individual Property.

9A.      SELLER'S CONDITIONS PRECEDENT

         At the option of the Sellers, the obligations of the Sellers under this Agreement are contingent upon any one (1) or more of the following, the failure of which shall, at the election of the Sellers and after the return to Purchaser of the Earnest Money, render this Agreement null and void:

         A. Purchaser and certain Sellers shall have entered into that certain (i) Letter Agreement dated as of the date hereof regarding the formation of various joint venture entities and (ii) Subscription Agreement dated as of the date hereof regarding the purchase of various preferred equity interests by Purchaser or an affiliate thereof and certain other membership interests by Purchaser or an affiliate thereof.

         B. Prior to the expiration of the Inspection Period, Seller shall have received the Consents and Approvals.

10.      BROKERAGE

         No brokerage commissions shall be due for services rendered in connection with the sale and purchase of the Portfolio (or any portion thereof). The Sellers and Purchaser shall indemnify and hold each other harmless from and against any and all claims of all brokers and finders claiming by, through or under the Sellers or Purchaser, as applicable, and in any way related to the sale and purchase of the Portfolio (or any portion thereof), pursuant to this Agreement or otherwise, including, without limitation, reasonable attorneys fees incurred by the indemnified party in connection with such claims.

11.      DEFAULT AND REMEDIES

         A. Notwithstanding anything to the contrary contained in this Agreement, if any Seller fails to perform in accordance with the terms of this Agreement, at Purchaser's option, either the Earnest Money shall be returned to Purchaser (at which time this Agreement shall be null and void and no party shall have any further rights or obligations under this Agreement), or Purchaser may sue for specific performance of this Agreement.

         B. Notwithstanding anything to the contrary contained in this Agreement, if Purchaser fails to perform in accordance with the terms of this Agreement, at the Sellers' option, either the Earnest Money shall be forfeited to the Sellers (at which time this Agreement shall be null and void and no party shall have any further rights or obligations under this Agreement), or the Sellers may sue for specific performance of this Agreement. The Sellers acknowledge and agree that (i) the Earnest Money (or remaining balance thereof) is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs that would be incurred by the Sellers as a result of having subjected the Portfolio to the terms of this Agreement and the failure of the Closing to occur due to a default of Purchaser under this Agreement; (ii) the actual damages suffered and costs incurred by the Sellers as a result of such subjection and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine;
(iii) Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money (or remaining balance thereof) in the event the Closing does not occur due to a default of Purchaser under this Agreement; and (iv) the Earnest Money (or remaining balance thereof) shall be and constitute valid liquidated damages.

12.      SECTION 1031 EXCHANGE

         A. Notwithstanding anything contained herein to the contrary, in accordance with the terms set forth herein, either party (the "Exchanging Party") shall be entitled, at its option, to structure the transfer of the Portfolio (or any portion thereof) from the Sellers to Purchaser as part of a non-simultaneous tax-deferred "like-kind" exchange under Section 1031 of the Code (a "Like-Kind Exchange") with respect to the Exchanging Party involving, in whole or part, real property other than the Portfolio (or any portion thereof).

         B. If the Exchanging Party desires to effectuate a tax-free exchange as aforesaid, the Exchanging Party shall so notify the other party (the "Cooperating Party") no later than five (5) business days prior to the Closing Date and shall at that time present to the Cooperating Party a written "Like-Kind Exchange Agreement" in form reasonably acceptable to both parties and which both parties shall execute. The Like-Kind Exchange Agreement shall provide, among other things, that the Sellers shall receive at the Closing the Purchase Price. More generally, although the Cooperating Party shall reasonably cooperate with the Exchanging Party to assist the Exchanging Party in accomplishing a Like-Kind Exchange, by so cooperating, the Cooperating Party shall incur no extra expense, no delays and no extra risks, and the Like-Kind

Exchange Agreement shall contain such indemnities and other provisions as will reasonably insulate the Cooperating Party from liability in connection with the Like-Kind Exchange. The Cooperating Party makes no representations or warranties to the Exchanging Party concerning the tax consequences of the Exchanging Party's actions in this regard. Apart from the obligation to sign the Like-Kind Exchange Agreement and convey or acquire (as the case may be) the Portfolio as provided herein, the Cooperating Party shall have no obligation or liability in connection with the Like-Kind Exchange and the Exchanging Party shall indemnify and hold the Cooperating Party harmless from any damages, liability and claims, including reasonable attorney's fees incurred by the Cooperating Party, in connection therewith. The parties hereby agree that the Cooperating Party shall not take title to any real estate other than the Portfolio (or any portion thereof).

13.      MISCELLANEOUS

         A. This Agreement shall not be canceled or merged upon consummation of the Closing.

         B. Prior to the Closing, no party shall release to the public any information with respect to the transactions contemplated herein unless required to do so by applicable law.

         C. Neither this Agreement nor any interest hereunder shall be assigned or transferred by the Sellers. Purchaser may assign or otherwise transfer all or any portion of its interest under this Agreement, including, without limitation, assignments of the right to purchase any manufactured homes or recreational vehicles to Realty Systems, Inc., or any other affiliate of Purchaser; provided however that no such assignment shall release Purchaser from any liability hereunder. As used in this Agreement, the term "Purchaser" shall be deemed to include any assignee or other transferee of any Purchaser. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon the Sellers and Purchaser and their respective successors and assigns.

         D. This Agreement constitutes the entire agreement between the Sellers and Purchaser with respect to the Portfolio and shall not be modified or amended except in a written document signed by all of the Sellers and Purchaser. Any prior agreement or understanding between the Sellers and Purchaser concerning the Portfolio (or any portion thereof) is hereby rendered null and void. All Exhibits attached to this Agreement are hereby incorporated herein and made a part of this Agreement.

         E.       [Intentionally Omitted].

         F. This Agreement constitutes an offer by Purchaser which must be accepted by the Sellers within one (1) business day after the date execution copies of this Agreement are submitted by Purchaser to the Sellers for execution. If this Agreement is not so accepted and returned to Purchaser within said one (1) business day period, this offer shall be deemed revoked.

         G. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

         H. All questions regarding the construction, validity and interpretation of this Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois.

         I. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally (including delivery by overnight courier such as Airborne Express) or by facsimile, addressed as follows:

                  (i)      If to Diversified or the Sellers:

                           Diversified Investments Services, LLC
                           7625 Wisconsin Avenue
                           Suite 150
                           Bethesda, Maryland 20814
                           Telephone: (800) 701-1535
                           Telecopy:  (916) 782-2902
                           Attention: Gayle Benson

                           with a copy to:

                           Haile, Shaw & Pfaffenberger
                           249 Royal Palm Way
                           Suite 501
                           Palm Beach, Florida 33480
                           Telephone: (561) 833-5600
                           Telecopy:  (561) 296-0257
                           Attention: Drennen L. Whitmire, Jr.

                  (ii)     If to Purchaser:

                           MHC OPERATING LIMITED PARTNERSHIP
                           c/o Manufactured Home Communities, Inc.
                           Two North Riverside Plaza, Suite 800
                           Chicago, Illinois  60606
                           Telephone: (312) 279-1400
                           Telecopy:  (312) 279-1710
                           Attention: President

                           With a copy to:

                           Manufactured Home Communities, Inc.
                           Two North Riverside Plaza, Suite 800
                           Chicago, Illinois  60606
                           Telephone: (312) 279-1400
                           Telecopy:  (312) 279-1715
                           Attention: General Counsel

                           and to:

                           Katten Muchin Zavis Rosenman
                           525 West Monroe Street
                           Suite 1600
                           Chicago, Illinois  60661
                           Telephone: (312) 902-5532
                           Telecopy:  (312) 577-8668
                           Attention: Daniel J. Perlman

All notices given in accordance with the terms hereof shall be deemed received when delivered personally or, if sent by facsimile, as of the date of transmission provided an original of such facsimile is also sent by personal delivery. Any party hereto may change its address for receiving notices, requests, demands or other communications by notice sent in accordance with the terms of this Section 16(I).

         J. At the Closing, each Fee Seller and Entity Seller shall deliver to Purchaser its affidavit stating, under penalty of perjury, such Seller's U.S. taxpayer identification number and that such Seller is not a foreign person within the meaning of Section 1445 of the Code. The purpose of this affidavit is to assure Purchaser that the withholding of taxes by Purchaser is not required by said Section 1445 upon such Seller's disposition of such Individual Property or Equity Interests (as applicable), and such certification shall be in form prescribed by said Section 1445 or regulations promulgated pursuant thereto. If any Seller does not deliver such an affidavit to Purchaser at the Closing, or if Purchaser has actual knowledge or receives notice that the affidavit is false, then, in either such event, Purchaser shall be entitled to withhold from the Sellers an amount equal to ten percent (10%) of the Purchase Price, which amount Purchaser shall report and pay over to the Internal Revenue Service within ten (10) days after the Closing as required by the Code or regulations promulgated pursuant thereto.

         K. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

         L. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulations Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.

14.      HOLDBACKS

         A. Each Seller with respect to the Individual Property listed on Exhibit T attached hereto owned, directly or indirectly, by such Seller shall fund from its respective share of the proceeds of the Closing into an escrow account (the "Rent Increase Escrow") held by said Escrowee, the amount in the column entitled "Amount of Holdback" shown on Exhibit T. On each applicable Test Date (as shown on Exhibit T), Escrowee shall disburse the amount of the applicable holdback as follows:

                  (i) With respect to the Shangri La Property and the Sixth Avenue Property, to the applicable Sellers, an amount equal to (1) the product of (a) the number of executed permanent manufactured home leases in effect as of the Test Date (not to exceed the applicable number set forth in the column titled "# Sites" on Exhibit T) having a term of no less than twelve (12) months, (b) the monthly rental increase over the existing monthly rental applicable to each such lease (but in no event more than the applicable amount set forth in the "Site Rent" column on Exhibit T), and (c) twelve (12) months; divided by (2) the applicable Cap Rate Net of Defeasance shown on Exhibit T. The balance of the Amount of Holdback shall be disbursed to Purchaser.

                  (ii) With respect to the Cactus Gardens Property, Desert Paradise Property, Suni Sands Property, Goose Creek Property and Waterway RV Property, (1) the product of (a) the number of executed permanent recreational vehicle site leases in effect as of the Test Date (not to exceed the applicable number set forth in the column titled "# Sites" on Exhibit T) for the following season, and (b) the seasonal rental increase over the existing seasonal applicable to each such lease (but in no event more than the applicable amount set forth in the "Site Rent" column on Exhibit T) divided by (2) the applicable Cap Rate Net of Defeasance shown on Exhibit T. The balance of the Amount of Holdback shall be disbursed to Purchaser.

The parties agree to deliver notice of the rental increases set forth on the column titled "Site Rent" to the tenants at each applicable Individual Property at the time required in order to have the rental increase in effect as of the applicable Test Date.

         B.       Each Seller with respect to the Individual Property listed on
Exhibit X attached hereto owned, directly or indirectly, by such Seller shall fund from its respective share of the proceeds of the Closing into an escrow account (the "Rental Home Escrow") held by Escrowee an amount equal to the "Amount of Holdback" shown on said Exhibit X. On April 1, 2004 (the

"Rental Home Test Date"), Escrowee shall disburse the following amount to each applicable Seller: (1) the product of (a) the number (not to exceed the number listed under the column "# Sites" on Exhibit X) of executed seasonal rental home agreements existing on the Rental Home Test Date which are for a term of no less than three (3) months (provided that up to 50% of the number of sites may be subject to one or more agreements which provide for a term of not less than three (3) months in the aggregate), and for which the tenant is in occupancy with rental paid in advance for the entire season (the "Rental Home Agreement") and (b) the applicable full seasonal rental amount for each Rental Home Agreement (not to exceed the amount listed under the column "Site Rent" on Exhibit X); divided by (2) the applicable Cap Rate Net of Defeasance shown on
Exhibit X. The balance, if any, of the Amount of Holdback shall be paid to Purchaser on the Rental Home Test Date. Purchaser shall use commercially reasonable efforts to lease the unleased rental homes at lease rates and other lease terms which are consistent with those then in place at each applicable Individual Property.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WITNESSES:                      PURCHASER:

_____________________________   MHC OPERATING LIMITED PARTNERSHIP,
Name:________________________   an Illinois limited partnership
_____________________________
Name:________________________   By: MANUFACTURED HOME COMMUNITIES,
                                    INC., a Maryland corporation, as its General
                                    Partner

                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

WITNESSES:

                                SELLERS:

_____________________________   COACHWOOD COLONY MHP, LLC, a Florida
Name:________________________   limited liability company
_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS -
                                    COACHWOOD COLONY MHP, LLC, a
                                    Florida limited liability company, as its
                                    Sole and Managing Member

                                    By: ________________________________________
                                        Barry L. Haase
                                        Manager

WITNESSES:

                                DIVERSIFIED INVESTMENTS -
                                COACHWOOD COLONY MHP, LLC, a  Florida
_____________________________   limited liability company
Name:________________________
_____________________________   By: __________________________________
Name:________________________       Barry L. Haase
                                    Manager

WITNESSES:

                                SHANGRI-LA MOBILE HOME PARK, L.P., a
                                Delaware limited partnership, authorized to
                                transact business in the State of Florida as
_____________________________   SHANGRI-LA MOBILE HOME PARK OF LARGO, LTD.
Name:________________________
_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS - SHANGRI-LA,
                                    INC., a Delaware corporation, as its General
                                    Partner

                                    By: ___________________________________
                                        Barry L. Haase
                                        Chairman

WITNESSES:

                                DIVERSIFIED INVESTMENTS - SHANGRI-LA,
                                INC., a Delaware corporation

_____________________________
Name:________________________   By: ___________________________________
_____________________________       Barry L. Haase
Name:________________________       Chairman

WITNESSES:

                                TAMPA BAY COMMUNITIES, L.P., a Florida
                                limited partnership

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS - TBC,
_____________________________       INC., a Florida corporation, as its General
Name:________________________       Partner

                                    By: _______________________________
                                        Barry L. Haase
                                        CEO

WITNESSES:

                                SIXTH AVENUE, LLC, a Florida limited liability company

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS - SIXTH
_____________________________       AVENUE LLC, a Florida limited liability
Name:________________________       company, as its Sole and Managing Member

                                    By: _______________________________
                                        Barry L. Haase
                                        Manager

WITNESSES:

                                DIVERSIFIED INVESTMENTS - SIXTH
                                AVENUE, LLC, a Florida limited liability company

_____________________________
Name:________________________   By: ___________________________________
_____________________________       Barry L. Haase
Name:________________________       Manager

WITNESSES:

                                SOUTHERNAIRE MHP, LLC, a Florida limited liability company

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS -
_____________________________       SOUTHERNAIRE, LLC, a Florida limited
Name:________________________       liability company, as its Sole and Managing
                                    Member

                                    By: _______________________________
                                        Barry L. Haase
                                        Manager

WITNESSES:

                                DIVERSIFIED INVESTMENTS -
                                SOUTHERNAIRE, LLC, a Florida limited liability company

_____________________________
Name:________________________
_____________________________   By: _______________________________
Name:________________________       Barry L. Haase
                                    Manager

WITNESSES:

                                TERRA CEIA, LLC, a Florida limited liability company

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS - TERRA
_____________________________       CEIA, LLC, a Florida limited liability
Name:________________________       company, as its Sole and Managing Member

                                    By: _______________________________
                                        Barry L. Haase
                                        Manager

WITNESSES:

                                DIVERSIFIED INVESTMENTS - TERRA CEIA,
_____________________________   LLC, a Florida  limited liability company
Name:________________________
_____________________________   By: ________________________________
Name:________________________       Barry L. Haase
                                    Manager

WITNESSES:

                                TOPICS RVP, LLC, a Florida limited liability company

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS - TOPICS
_____________________________       RVP, LLC, a Florida limited liability
Name:________________________       company, as its Sole and Managing Member

                                    By: _______________________________
                                        Barry L. Haase
                                        Manager

WITNESSES:

                                DIVERSIFIED INVESTMENTS - TOPICS RVP,
                                LLC, a Florida limited liability company

_____________________________
Name:________________________   By: ___________________________________
_____________________________       Barry L. Haase
Name:________________________       Manager

WITNESSES:

                                GOOSE CK, LLC, a North Carolina limited
                                liability company

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS - GC, LLC, a
_____________________________       North Carolina limited liability company, as
Name:________________________       its Sole Member

                                    By: EAST WEST COMMUNITIES, LLC, a
                                        Delaware limited liability company, as
                                        its Sole Member

                                        By: DIVERSIFIED INVESTMENTS -
                                            EW, LLC, a Delaware limited
                                            liability company, as its Managing
                                            Member

                                            By: _______________________________
                                                Barry L. Haase
                                                Managing Member

WITNESSES:

                                DIVERSIFIED INVESTMENTS - GC, LLC, a
                                North Carolina limited liability company

_____________________________
Name:________________________   By: EAST WEST COMMUNITIES, LLC, a
_____________________________       Delaware  limited  liability company, as
Name:________________________       its Sole Member

                                    By: DIVERSIFIED INVESTMENTS - EW,
                                        LLC, a Delaware limited liability
                                        company, as its Managing Member

                                        By: _____________________________
                                            Barry L. Haase
                                            Managing Member

WITNESSES:

                                WATERWAY RV, LLC, a Delaware limited
                                liability company

_____________________________
Name:________________________   By: SIERRA LAKES, L.L.C., a Delaware limited
_____________________________       liability company, as its Sole and Managing
Name:________________________       Member

                                    By: DIVERSIFIED INVESTMENTS
                                        PARTNERS, LLC, a Delaware limited
                                        liability company, as its Managing
                                        Member

                                        By: ____________________________________
                                            Barry L. Haase
                                            Managing Member

WITNESSES:

                                SIERRA LAKES, L.L.C., a Delaware limited liability company

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS
_____________________________       PARTNERS, LLC, a Delaware limited
Name:________________________       liability company, as its Managing Member

                                    By: ________________________________________
                                        Barry L. Haase
                                        Managing Member

WITNESSES:

                                CACTUS GARDENS RV, LLC, an Arizona limited liability company

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS - CACTUS
_____________________________       GARDENS, LLC, an Arizona limited liability
Name:________________________       company, as its Managing Member

                                    By: ________________________________________
                                        Barry L. Haase
                                        Manager

WITNESSES:

                                DIVERSIFIED INVESTMENTS - CACTUS
                                GARDENS, LLC, an Arizona limited liability company

_____________________________
Name:________________________
_____________________________   By: ___________________________________
Name:________________________       Barry L. Haase
                                    Manager

WITNESSES:

                                DESERT PARADISE RV, LLC, an Arizona
                                limited liability company

_____________________________
Name:________________________   By: SIERRA LAKES, L.L.C., a Delaware limited
_____________________________       liability company, as its Sole and Managing
Name:________________________       Member

                                    By: DIVERSIFIED INVESTMENTS
                                        PARTNERS, LLC, a Delaware limited
                                        liability company, as its Managing
                                        Member

                                        By: _____________________________
                                            Barry L. Haase
                                            Managing Member

WITNESSES:

                                SUNI SANDS, LLC, an Arizona limited liability company

_____________________________
Name:________________________   By: DIVERSIFIED INVESTMENTS - SUNI
_____________________________       SANDS, LLC, an Arizona limited liability
Name:________________________       company, as its Sole and Managing Member

                                    By: ____________________________________
                                        Barry L. Haase
                                        Manager

WITNESSES:                      DIVERSIFIED INVESTMENTS - SUNI SANDS,
                                LLC, an Arizona limited liability company

_____________________________   By: ___________________________________
Name:________________________       Barry L. Haase
_____________________________       Manager
Name:________________________

WITNESSES:                      DIVERSIFIED INVESTMENTS SERVICES,
                                LLC, a Delaware limited liability company

_____________________________   By: ___________________________________
Name:________________________   Name:  Barry L. Haase
_____________________________   Title: Manager
Name:________________________

                              SCHEDULE OF EXHIBITS

EXHIBITS A-1 through A-11   Legal Descriptions of Land.

EXHIBITS B-1 through B-11   Schedules of Tangible Personal Property - to be
                            attached within 15 days of the date of this Agreement pursuant to Section 8(A)(iii).

EXHIBITS C-1 through C-11   Rent Rolls Property - to be attached within 15 days
                            of the date of this Agreement pursuant to Section
                            8(A)(i).

EXHIBITS D-1 through D-11   Schedules of Service Contracts Property - to be
                            attached within 15 days of the date of this Agreement pursuant to Section 8(A)(ii).

EXHIBIT E                   Intentionally Omitted.

EXHIBIT F                   Schedule of Approved Rent Increases Property - to
                            be attached pursuant to Section 3(H).

EXHIBIT G                   Form of Warranty Deed.

EXHIBIT H                   Form of Bill of Sale.

EXHIBIT I                   Form of Letter to Tenants.

EXHIBIT J                   Form of Letter to Vendors.

EXHIBIT K                   Form of Assignment of Leases and Security Deposits.

EXHIBIT L                   Form of Assignment of Service Contracts and
                            Intangible Personal Property.

EXHIBIT M                   Schedule of Property Net Operating Income - to be
                            attached within 15 days after the date of this Agreement.

EXHIBIT N                   Schedule of Additional Due Diligence Deliveries
                            (Florida Developments).

EXHIBIT O                   Schedule of Additional Due Diligence Deliveries
                            (General).

EXHIBIT P                   Form of Opinion of Counsel of Entity Sellers.

EXHIBIT Q-1 through Q-11    Description of Equity Interests - to be attached
                            within 15 days after the date of this Agreement.

EXHIBIT R                   Form of Assignment and Assumption Agreement.

EXHIBIT S                   Intentionally Omitted.

EXHIBIT T                   Schedule of Rental Increase Holdback.

EXHIBIT U                   Intentionally Omitted.

EXHIBIT V                   Intentionally Omitted.

EXHIBIT W                   Form of Non-Imputation Affidavit.

EXHIBIT X                   Schedule of Rental Home Holdback.

                                   EXHIBIT "A"

                            LEGAL DESCRIPTION OF LAND
                               [A-1 THROUGH A-11]

                                   EXHIBIT "B"

                     SCHEDULES OF TANGIBLE PERSONAL PROPERTY
                               [B-1 THROUGH B-11]

        (TO BE ATTACHED WITHIN 15 DAYS AFTER THE DATE OF THIS AGREEMENT)

                                   EXHIBIT "C"

                                   RENT ROLLS

                               [C-1 THROUGH C-11]

        (TO BE ATTACHED WITHIN 15 DAYS AFTER THE DATE OF THIS AGREEMENT)

                                   EXHIBIT "D"

                         SCHEDULES OF SERVICE CONTRACTS

                               [D-1 THROUGH D-11]

        (TO BE ATTACHED WITHIN 15 DAYS AFTER THE DATE OF THIS AGREEMENT)

                                   EXHIBIT "E"

                             INTENTIONALLY OMITTED.

                                   EXHIBIT "F"

                       SCHEDULE OF APPROVED RENT INCREASES

        (TO BE ATTACHED WITHIN 15 DAYS AFTER THE DATE OF THIS AGREEMENT)

                                   EXHIBIT "G"

This Instrument Prepared by and Return to:
Daniel J. Perlman, Esq.
Katten Muchin Zavis Rosenman
525 W. Monroe Street
Suite 1600
Chicago, Illinois 60661

TAX ACCOUNT NOS.: ___________________________

                                  WARRANTY DEED

         THIS WARRANTY DEED made as of the ____ day of ______________, 2004, by ______________________________________________________________________, having an address at c/o Diversified Investments Services, LLC, 7625 Wisconsin Ave., Suite 150, Bethesda, Maryland 20814 (hereinafter called "Grantor") to________________ _________________, a________________________ _______________,
having an address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 (hereinafter called "Grantee").

         (Where used herein, the terms "Grantor" and "Grantee" include all parties to this instrument and their respective legal representatives, successors and assigns).

                                   WITNESSETH:

         That the Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, by these presents does hereby grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee all that certain land situate and being in ______________________ County, ___________________, as more particularly described in Exhibit "A" attached hereto and incorporated herein (the "Property"), subject to those matters set forth on Exhibit "B" attached hereto and incorporated herein.

         TO HAVE AND TO HOLD the same in fee simple forever.

         TOGETHER with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

         AND the Grantor does hereby fully warrant the title to said Property, and will defend the same against the lawful claims and demands of all persons whomsoever.

         IN WITNESS WHEREOF, the Grantor has caused these presents to be executed the day and year first above written.

Signed, sealed and delivered in the presence of:

WITNESSES:                                ______________________________________
                                          a _______________________

________________________________
Print Name:

                                          By:___________________________________
________________________________              Barry L. Haase
Print Name:

STATE OF    _________________     )

COUNTY OF ___________________     )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 2004 by Barry L. Haase, as _________________ of
___________________________________, a ______________ ____________________, on
behalf of the _________. Such person is personally known to me or has produced a _________________ driver's license and did not take an oath.

                                   ___________________________________
                                   NOTARY PUBLIC
                                   Printed Name of Notary: ___________
                                   Commission No.: ___________________
(NOTARIAL SEAL)                    Commission Expiration:_____________

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

                                    EXHIBIT B

                          PERMITTED EXCEPTIONS TO TITLE

                                   EXHIBIT "H"

This Instrument Prepared by:
Daniel J. Perlman
Katten Muchin Zavis Rosenman
525 W. Monroe Street
Suite 1600
Chicago, Illinois 60661

                             BILL OF SALE, ABSOLUTE

         KNOW ALL MEN BY THESE PRESENTS, that ______________________________, having an address at c/o Diversified Investments Services, LLC, 7625 Wisconsin Ave., Suite 150, Bethesda, Maryland 20814 (hereinafter called "Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) lawful money of the United States, to it paid by ________________________, a ______________
____________________ (hereinafter called "Grantee") having an address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, the receipt of which is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto Grantee, its legal representatives, successors and assigns, the following personal property located on or about the real property comprising _______________ Mobile Home Park in __________________ County, __________________, as more particularly described on
Exhibit "A" attached hereto:

         See Exhibit "B" attached hereto for personal property conveyed hereby.

         TO HAVE AND TO HOLD the same unto Grantee, its legal representatives, successors and assigns forever.

         AND Grantor does for itself and its representatives, successors and assigns, covenant to and with Grantee, its legal representatives, successors and assigns, that it is the lawful owner of the property specified herein, that it has good right to sell the property, that the property is free of all encumbrances, and that it will warrant and defend the sale of the property unto Grantee, its legal representatives, successors and assigns against the lawful claims and demands of all persons whomsoever.

         IN WITNESS WHEREOF, Grantor has caused these presents to be executed this ____ day of ____________________, 2004.

Signed, sealed and delivered in the presence of:

WITNESSES:                                 _____________________________________
                                           a______________________________

__________________________________
Print Name:

                                           By:__________________________________
__________________________________               Barry L. Haase
Print Name:


STATE OF _____________         )

COUNTY OF ____________         )

         The foregoing instrument was acknowledged before me this ____ day of _______________, 2004 by Barry L. Haase, as ________________________ of
___________________________________, a ________________ ________________ on
behalf of _____________________________. Such person is personally known to me or has produced a ________________ driver's license and did not take an oath.

                                        ___________________________________
                                        NOTARY PUBLIC
                                        Printed Name of Notary: ___________
                                        Commission No.: ____________________
(NOTARIAL SEAL)                         Commission Expiration: ______________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                          SCHEDULE OF PERSONAL PROPERTY

All tangible personal property to be conveyed by Grantor to Grantee under the terms of that certain Purchase and Sale Agreement with date of December ____, 2003, including, without limitation, the personal property hereinafter described (see following pages):

                                   EXHIBIT "I"

                             [LETTERHEAD OF SELLER]

                             __________ _____, 2004

         RE:      [NAME OF DEVELOPMENT] (the "Property")

Dear Residents:

         This is to advise you that as of the date hereof the Property has been sold to _____________________ ("Purchaser") whose address is Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. Effective as of the date hereof, Purchaser is responsible for management of the Property.

         Please continue to make all payments of rent and other charges due under your lease or occupancy agreement by mail or personal delivery to the management office at the Property.

                                           Sincerely,


                                           ____________________________________,
                                           a____________________________________

                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                   EXHIBIT "J"

                             [LETTERHEAD OF SELLER]

                              __________ ____, 2004

         RE:      [NAME OF DEVELOPMENT] (the "Property")

To Whom It May Concern:

         This is to advise you that as of the date hereof the Property has been conveyed to ________________________ ("Purchaser"), whose address is Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. Effective as of the date hereof, Purchaser is responsible for management of the Property.

                                           Sincerely,


                                           ____________________________________,
                                           a____________________________________

                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                   EXHIBIT "K"

                   ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

         THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS (this "Assignment") is made this ___ day of _________________, 2004, by and between
_____________________________________________________________, having an address of c/o Diversified Investments Services, LLC, 7625 Wisconsin Ave., Suite 150, Bethesda, Maryland 20814 (hereinafter "Assignor") and , a , having an address of c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 (hereinafter "Assignee").

         WHEREAS, Assignor, by Warranty Deed of even date herewith, has conveyed to Assignee the land described in Exhibit "A" attached hereto and made a part hereof (the "Land"); and

         WHEREAS, Assignor and Assignee intend that Assignor also assign to Assignee Assignor's interest as Lessor or Landlord under those certain manufactured home lot leases and other occupancy agreements as to portions of the Land (the "Leases") identified on Exhibit "B" attached hereto.

         NOW, THEREFORE, Assignor and Assignee, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1. Assignor by these presents does hereby assign to Assignee all of Assignor's right, title and interest in and to the Leases identified in Exhibit "B" attached hereto and by this reference incorporated herein and all security deposits and prepaid rents held by Assignor with respect to the Leases. Security deposits and prepaid rents have been assigned by giving Assignee a credit against the purchase price of the Land.

         2. Assignor warrants and represents to Assignee that it is the Lessor or Landlord under the Leases and that its interest therein has not been pledged, assigned, mortgaged or otherwise transferred by Assignor, other than as collateral security for the existing first note and mortgage upon the Land.

         3. Assignee hereby accepts such assignment upon the terms and subject to the conditions set forth herein, and Assignee hereby assumes and agrees to perform all covenants and obligations of Assignor under the Leases assigned hereby accruing or arising from, after and including the date hereof, with Assignor remaining responsible for all such covenants and obligations accruing or arising prior to the date hereof.

         4. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against all claims, costs, expenses, demands, actions, judgments and liabilities arising out of all matters or events related to the Lessor's or Landlord's obligations under the Leases arising prior to the date hereof. Assignee hereby agrees to indemnify, defend and hold Assignor harmless from and against all claims, costs, expenses, demands, actions, judgments and liabilities arising out of all matters or events related to the Lessor's or Landlord's obligations under the Leases arising from, after and including the date hereof.

         5. This Assignment shall be binding on and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.

                            [Signature Page Follows]

         EXECUTED as of the date first above written.

WITNESSES:                                 __________________________________, a
                                           __________________   ________________
__________________________________
Name:

                                           By: _________________________________
                                               Barry L. Haase

__________________________________
Name:

STATE OF ________________  )

COUNTY OF ________________ )

         The foregoing instrument was acknowledged before me this ____ day of _______________, 2004 by Barry L. Haase, as ________________________________ of
____________________________________, a ______________ _______________________
on behalf of ______________________________________. Such person is personally known to me or has produced a ___________________ driver's license and did not take an oath.

                                           ________________________________
                                           NOTARY PUBLIC
                                           Printed Name of Notary: ________
                                           Commission No.: ________________
(NOTARIAL SEAL)                            Commission Expiration:__________

                       ACCEPTANCE OF ASSIGNMENT OF LEASES

         ______________________, a_____________ _____________, as Assignee in
the above Assignment of Leases and Security Deposits ("Assignment"), does hereby consent to and accept said Assignment according to the terms therein set forth, and agree to abide by each and every of the terms of the Assignment.

         Dated this ____ day of _____________, 2004.

Signed, sealed and delivered
in the presence of:                        _______________________, a___________
                                           _____________________

                                           By:    ______________________________
                                           Name:  ______________________________
                                           Title: ______________________________

__________________________________
Name:

__________________________________
Name:

STATE OF ____________________
COUNTY OF ___________________

         The foregoing instrument was acknowledged before me this __ day of __________, 2004 by ___________________________, as _________________of
____________________________, on behalf of the ________________________________
.. Such person is personally known to me or has produced a ________driver's license as identification and did not take an oath.

                                           ________________________________
                                           NOTARY PUBLIC
                                           Printed Name of Notary: ________
                                           Commission No.: ________________
(NOTARIAL SEAL)                            Commission Expiration:__________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                               SCHEDULE OF LEASES

                                   EXHIBIT "L"

                        ASSIGNMENT OF SERVICE CONTRACTS
                        AND INTANGIBLE PERSONAL PROPERTY

         THIS ASSIGNMENT OF SERVICE CONTRACTS AND INTANGIBLE PERSONAL PROPERTY ("Assignment") is made this ___ day of _________________, 2004, by and between ______________________________________________________________, having an address of c/o Diversified Investments Services, LLC, 7625 Wisconsin Ave., Suite 150, Bethesda, Maryland 20814 ("Assignor") to _______________, a _____________,
having an address of c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 ("Assignee").

                                       I.
                                    RECITALS

         1.1 Assignor, as Seller, has agreed to sell its interest in the land described in Exhibit "A" attached hereto (the "Land") and all buildings and other improvements owned by Assignor constructed thereon (the "Improvements") (the Land and the Improvements shall sometimes hereinafter together be referred to as the "Property") to Assignee, as Buyer, pursuant to the terms of that certain Purchase and Sale Agreement between (among other parties) Assignor, as Seller, and Assignee, as Buyer, with effective date of December ___, 2003.

         1.2 Assignor has entered into certain service contracts for the benefit of the Property as described in Exhibit "B" attached hereto and made a part hereof (the "Service Contracts").

         1.3 Assignor desires to assign to Assignee, and Assignee desires to acquire, all right, title and interest of Assignor in and to the Service Contracts, in and to the fictitious name "_______________________________" as registered with the Secretary of State of the State of ______________, in and to the telephone number (_____) ____________ and facsimile number (_____) ____________ currently used by ________________ Manufactured Home Community, to the extent that same are legally assignable absent the consent of the issuing or granting party, governmental agency or authority, and all right, title and interest of Assignor in and to all licenses, permits and manufacturer, contractor or supplier warranties relating to the Land and/or the Improvements (collectively, the "Intangible Personal Property").

                                       II.
                                    AGREEMENT

         2.1 In consideration of the sum of Ten Dollars ($10.00) paid by Assignee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Service Contracts and the Intangible Personal Property.

         2.2 Assignor warrants and represents to Assignee that its interest in the Service Contracts and Intangible Personal Property has not been pledged, assigned, mortgaged or otherwise transferred by Assignor, other than as collateral security for the first note and mortgage upon the Land.

         2.3 Assignee hereby accepts such assignment upon the terms and subject to the conditions set forth herein, and Assignee hereby assumes and agrees to perform all covenants and obligations of Assignor under the Service Contracts and Intangible Personal Property assigned hereby accruing or arising from, after and including the date hereof, with Assignor remaining responsible for all such covenants and obligations arising prior to the date hereof.

         2.4 Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against all claims, costs, expenses, demands, actions, judgments and liabilities arising out of all matters or events related to Assignor's obligations under the Service Contracts and Intangible Personal Property arising prior to the date hereof. Assignee hereby agrees to indemnify, defend and hold Assignor harmless from and against all claims, costs, expenses, demands, actions, judgments and liabilities arising out of all matters or events related to Assignor's obligations under the Service Contracts and Intangible Personal Property arising from, after and including the date hereof.

         2.5 This Assignment shall be binding on and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from the date hereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Assignor has executed these presents as of the day and year first hereinabove written.

Signed, sealed and delivered
in the presence of:

WITNESSES:                                 _____________________________________
                                           a______________________________

__________________________________
Print Name:

                                           By:________________________________
_______________________________                   Barry L. Haase
Print Name:

STATE OF ________________  )

COUNTY OF ________________ )

         The foregoing instrument was acknowledged before me this ____ day of _________, 2004 by Barry L. Haase, as _____________________________________ of
___________________________________________, a _______________ _________________
on behalf of ____________________________________. Such person is personally known to me or has produced a ___________________ driver's license and did not take an oath.

                                           ________________________________
                                           NOTARY PUBLIC
                                           Printed Name of Notary: ________
                                           Commission No.: ________________
(NOTARIAL SEAL)                            Commission Expiration:__________

                 ACCEPTANCE OF ASSIGNMENT OF SERVICE CONTRACTS
                        AND INTANGIBLE PERSONAL PROPERTY

         ________________________, a_____________ ___________, as Assignee under the above Assignment of Service Contracts and Intangible Personal Property ("Assignment"), does hereby consent to and accept said Assignment according to the terms therein set forth, and agrees to abide by each and every of the terms of the Assignment.

         Dated this ____ day of ______________, 2004.

Signed, sealed and delivered
in the presence of:               _______________________, a____________________

                                  By:    ______________________________
                                  Name:  ______________________________
                                  Title: ______________________________

__________________________________
Name:

__________________________________
Name:

STATE OF ____________________
COUNTY OF ___________________

         The foregoing instrument was acknowledged before me this __ day of ___________, 2004, by ______________________, as _____________________ of
_____________________, a __________________, on behalf of the
____________________________. Such person is personally known to me or has produced a _____________ driver's license as identification and did not take an oath.

                                           ________________________________
                                           NOTARY PUBLIC
                                           Printed Name of Notary: ________
                                           Commission No.: ________________
(NOTARIAL SEAL)                            Commission Expiration:__________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                          SCHEDULE OF SERVICE CONTRACTS

                                   EXHIBIT "M"

                    SCHEDULE OF PROPERTY NET OPERATING INCOME

        (TO BE COMPLETED WITHIN 15 DAYS AFTER THE DATE OF THIS AGREEMENT)

PROPERTY        SITES        NOI *
--------        -----        -----
   1.                          $
   2.                          $
   3.                          $
   4.                          $
   5.                          $
   6.                          $
   7.                          $
   8.                          $
   9.                          $
   10.                         $
   11.                         $
                Total:         $

*annualized net operating income

                                   EXHIBIT "N"

     SCHEDULE OF ADDITIONAL DUE DILIGENCE DELIVERIES (FLORIDA DEVELOPMENTS)

         1. Confirmation that annual filing fees have been paid to the Florida Department of Business and Professional Regulation (the "Department").

         2. Confirmation of approval by the Department of all prospectuses utilized with respect to each Florida Development, and identification of the lots to which each prospectus applies.

         3. Confirmation that the applicable prospectus was delivered to each tenant and completed with correct information for such tenant's lot.

         4. Confirmation that Leases are signed and are in the file for the initial term of each tenant, as well as copies of Leases signed for subsequent terms, if any.

         5. Confirmation that the approved prospectus(es), if approved prior to 1988, have been amended to conform to statutory changes made in 1986 and 1988.

         6. Confirmation that records of meetings with the tenants' negotiation committee for any year in which the rent was contested include a written record of the "material factors" used in establishing the lot rental amount as disclosed to the committee, pursuant to Rule 7D 32.004, Fla. Admin. Code.

         7. Confirmation that records of security deposits, if any, are maintained in appropriate accounts pursuant to the requirements of Section 83.49, Florida Statutes. If there are deposits, provisions must be made to transfer those funds to Purchaser at Closing.

         8. Copies of rental increase notices from 1987 to the present with confirmation of mailing within ninety-five (95) days of effective date.

         9. Confirmation that rental increase notices have been filed with the Department for the years 1992 to the present.

         10. Confirmation that all advertising that has been used with respect to each Florida Development since 1987 has been filed with the Department. A copy of all advertising used should be made available to Purchaser upon demand.

         11. Written confirmation that the homeowners association at each Florida Development was incorporated in accordance with Section 723.075 - 723.079, Florida Statutes. There should be notification by the homeowners association of such incorporation by certified mail, return receipt requested.

         12. Written confirmation that any notices of changes in each Florida Development's rules or regulations, reductions in services or utilities or amendments to each Florida Development's prospectus(es) have been filed with the Department.

         13. Confirmation that Seller has complied with the notice provisions of Section 723.071(2), Florida Statutes.

         14. With respect to any Individual Property considered exempt from sales tax, a copy of the DR-72-2 filed with the Florida Department of Revenue ("FDOR") and the Certificate of Registration issued by the FDOR for 2001, 2002 and 2003.

                                   EXHIBIT "O"

            SCHEDULE OF ADDITIONAL DUE DILIGENCE DELIVERIES (GENERAL)

1. Blueprints of existing as-builts, including grading, utilities, common area facilities, etc.

2. Schedule of all contracts relating to miscellaneous revenues (laundry, vending, cable television, etc.) (if different from Service Contracts).

3.       Schedule of current employee salaries and related benefits.

4.       Intentionally omitted.

5. Copies of all real estate and personal property tax bills for the prior two (2) years and all correspondence relating to said real estate or personal property tax bills.

6. Schedule of all utility bills with vendor name, account number and payments for the prior two (2) years.

7.       Intentionally omitted.

8. Schedule of all current litigation related to the Property or its tenants and correspondence relating to any open litigation or zoning disputes relating to the Property.

9. Accounts receivable aging report and written description of current collection and late fee policies.

10. Paid bill files and check registers for review for the prior two (2) years.

11. Copies of all permits and licenses (front and back), including certificate(s) of occupancy.

12.      Copies of all warranties still in effect.

13.      Schedule of all current zoning violations or disputes.

14. Bank statements for the prior two (2) years for the account where rental revenues are deposited, including related enclosures.

15.      General ledger reports for the prior two (2) years.

16.      Rent rolls for the prior two (2) years.

17.      Copies of all paid repair and maintenance invoices over $500.00.

18.      Copies of all paid administrative invoices over $500.00.

19. Tenant correspondence, including rent increase notices, advertisements, tenant applications, tenant reports, tenant work orders or maintenance requests, and security complaints (or security log, if this is the methodology for tracking security complaints/incidents).

20. Existing environmental, engineering, soil testing and appraisal reports, if any.

21.      Intentionally omitted.

22.      Current-year operating and capital budget, if any.

23.      Five (5) year capital budget, if any.

24.      Copies of 2003 sales tax returns, if any.

25.      Copies of organizational documents of the Property Owners.

26.      Copies of 2002 federal income tax return of each Entity Seller.

                                   EXHIBIT "P"

                           FORM OF OPINION OF COUNSEL

         Unless otherwise defined herein, the definitions of capitalized terms used in this opinion shall be the same as those set forth in the Purchase and Sale Agreement (the "Agreement") dated as of December ____, 2003 by and among MHC Operating Limited Partnership, Diversified Investments Services, LLC, and the Sellers (as defined in the Agreement).

         A. Each Seller and each Property Owner is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to carry on its business as it is now being conducted.

         B. The execution and delivery of the Transaction Documents, and the performance by each of the Sellers of their respective obligations thereunder, will not (i) violate the organizational documents of such Seller,
(ii) to our knowledge, result in a breach of any of the terms or conditions of or constitute a default under any material written indenture, contract, instrument, agreement, lease or license to which any of the Sellers or any Property Owner is a party or by which any of the Sellers or any Property Owner is bound; or (ii) to our knowledge, constitute an event which would permit any party to modify, alter, amend, cancel or otherwise affect or terminate any such indenture, contract, instrument, agreement or license. To our knowledge, none of the Sellers nor any Property Owner is a party to, nor expressly bound by, any judgment, injunction or decree of any court or governmental authority which would restrict or interfere with the performance by the Sellers of their respective obligations under the Transaction Documents.

         C. The execution and delivery of the Transaction Documents, and the performance by each of the Sellers of their respective obligations thereunder, have been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable.

         D. The Transaction Documents have been duly executed and delivered by each of the Sellers.

         E. The Transaction Documents are enforceable against each of the Sellers in accordance with their terms.

         F. Immediately prior to the consummation of the Transaction, the Entity Sellers were the sole registered owners of the Equity Interests. Assuming Purchaser has purchased the Equity Interests for value in good faith and without notice of any adverse claim, Purchaser will have acquired all of the Entity Sellers' rights in the Equity Interests free of any adverse claim, any lien in favor of the issuer and any restrictions on transfer imposed by the issuer.

         G. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required for the execution and delivery by each of the Sellers of the Transaction Documents and for the consummation by each of the Sellers of the Transaction.

                          EXHIBIT "Q-1" THROUGH "Q-11"

                         DESCRIPTION OF EQUITY INTERESTS

                                 [SEE ATTACHED]

        (TO BE ATTACHED WITHIN 15 DAYS AFTER THE DATE OF THIS AGREEMENT)

                                   EXHIBIT "R"

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of _______ __, 2004 by __________________ ("Assignor"), a limited partner of
______________, L.P., a ___________ limited partnership (the "Partnership"), in favor of , a ("Assignee"). This Assignment is being entered into pursuant to that certain Purchase and Sale Agreement (the "Agreement") dated as of December ____, 2003, by and among Assignee, Diversified Investments Services, LLC, a Delaware limited liability company and the Sellers (as defined in the Agreement).

         A. Assignor hereby assigns, sets over, transfers, grants and conveys unto Assignee all of Assignor's right, title and interest in and to the Partnership, including, without limitation, Assignor's interest as a limited partner of the Partnership (collectively, the "Interest"), free and clear of all liens, claims and encumbrances.

         B. Assignee hereby accepts such assignment of the Interest from Assignor and assumes all of the liabilities of Assignor with respect to the Interest arising on and after the date hereof and agrees to perform all of the duties and obligations to be performed by Assignor under the Agreement of Limited Partnership of the Partnership, dated as of ________________, as the same may be amended from time to time (with Assignor remaining responsible for all such liabilities, duties and obligations accruing or arising prior to the date hereof).

         C. The foregoing assignments, setting over, transfers, grants and conveyances are made without representation or warranty of any kind or nature whatsoever, except as may otherwise be expressly set forth in the Agreement. The parties agree to take any further actions and execute and deliver any additional documents which may be necessary or appropriate to evidence and/or effect the transfer and assignment of the Interest from Assignor to Assignee.

         IN WITNESS WHEREOF, the undersigned have caused this Assignment to be executed as of the date first above written.

                                    ASSIGNOR:

                                    ____________________________________________

                                           By:__________________________________
                                           Name: _______________________________
                                           Its:_________________________________

                                    ASSIGNEE:

                                    ____________________________________________

                                           By:__________________________________
                                           Name: _______________________________
                                           Its:_________________________________

                                   EXHIBIT "S"

                              INTENTIONALLY OMITTED

                                   EXHIBIT "T"

                       SCHEDULE OF RENT INCREASE HOLDBACK

                                                           CAP RATE
                                              RESULTING     NET OF      AMOUNT OF
                       SITE RENT    # SITES    INCOME     DEFEASANCE     HOLDBACK    TEST DATE
                       -----------------------------------------------------------------------
SHANGRI LA                 9.00       157     $ 16,956       7.10%      $  238,817    04/01/04
SIXTH AVE.                10.00       127     $ 15,240       7.75%      $  196,645    05/01/04
CACTUS GARDENS            75.00       277     $ 20,775       7.62%      $  272,638    10/01/04
DESERT PARADISE           50.00        67     $  3,350       7.42%      $   45,148    10/01/04
SUNI SANDS                50.00       181     $  9,050       8.56%      $  105,724    11/15/04
GOOSE CREEK RESORT       160.00       498     $ 79,680       6.99%      $1,139,914    04/01/04
WATERWAY RV              200.00       331     $ 66,200       7.16%      $  924,581    04/01/04
                                                                        ----------
TOTAL                                                                   $2,923,468
                                                                        ----------

                                   EXHIBIT "U"

                             INTENTIONALLY OMITTED.

                                   EXHIBIT "V"

                             INTENTIONALLY OMITTED.

                                   EXHIBIT "W"

                        FORM OF NON-IMPUTATION AFFIDAVIT

State of __________________)
                           ) ss
County of _________________)

The undersigned, after being first duly sworn, states as follows:

1. The undersigned are all of the members of ___, a ___ ("Company") which owns the properties described in Exhibit A attached hereto ("Properties").

2. To the best of the knowledge of the undersigned, there exists no unrecorded deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance affecting title to any of the Properties, other than as described in Title Insurance Commitment Number ____________ issued by _____________ on ____________
(the "Title Commitment").

3. Neither the Company nor any of its members have done anything to create any deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance affecting title to any of the Properties, other than as disclosed in the Title Commitment.

4. There exists no litigation nor threatened litigation against the Company which purports to affect the Properties.

5. An independent examination of the business records of the Company would reveal that the records would not disclose or suggest the existence of any unrecorded legal or equitable interests in the Properties.

6. The undersigned make this affidavit for the purpose of inducing MHC Operating Limited Partnership, an Illinois limited partnership ("MHC") to close the transactions contemplated by that certain Purchase and Sale Agreement dated as of December ____, 2003 between MHC, as purchaser, and Diversified Investments Services, LLC, a Delaware limited liability company, and the Sellers (as defined therein), as amended from time to time, with the knowledge that MHC and its affiliate _____________, L.L.C., a Delaware limited liability company (the "Membership Interest Purchaser") which is acquiring the membership interests in the Company will rely on the assurances and representations made herein.

                  [Remainder of page intentionally left blank]

Each of the undersigned certify under penalty of perjury that the foregoing is true and correct.

                                           _____________________________________

                                           By:    ______________________________
                                           Name:  ______________________________
                                           Title: ______________________________

                                   EXHIBIT "X"

                        SCHEDULE OF RENTAL HOME HOLDBACK

                                                             Cap Rate
                                            Resulting         Net of     Amount of
                     Site Rent    # Sites    Income         Defeasance    Holdback   Test Date
                     -------------------------------------------------------------------------
TOPICS RV RESORT     $1,500.00       10      15,000            8.01%     $ 187,266   04/01/04
DESERT PARADISE      $1,800.00       10      18,000            7.42%     $ 242,558   04/01/04
SUNI SANDS           $1,800.00       20      36,000            8.56%     $ 420,561   04/01/04
                                                                         ---------
TOTAL                                                                    $ 850,414